LLC INTEREST PURCHASE AGREEMENT

Dated as of August 24, 2012

by and among

THE NAKED EDGE, LLC,

and

MISTER GOODY, INC.

LLC INTEREST PURCHASE AGREEMENT

THIS LLC INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of August 24, 2012, is by and among The Naked Edge, LLC, a Colorado limited liability company (“Naked Edge”) and Mister Goody, Inc., a Florida corporation (“Mister Goody”). Each of the foregoing parties is referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H:

WHEREAS, Naked Edge develops, produces, sells, and distributes Veggie-Go’s, an organic, chewy fruit and vegetable snack (the “Naked Edge Business”);

WHEREAS, Mister Goody desires to purchase common units of ownership interest (“Common Ownership Interests”) in Naked Edge having the rights and obligations as set forth in the Naked Edge Amended and Restated Limited Liability Company Operating Agreement, dated as of the Closing Date and substantially in the form attached hereto as Exhibit A (the “Naked Edge LLC Operating Agreement”), all on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Mister Goody desires to acquire the option to certain Preferred Ownership Interests (as defined in Section 1.01) in Naked Edge having the rights and obligations as set forth in the Naked Edge LLC Operating Agreement, all on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Naked Edge and Mister Goody desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“$5,000 Loss Claim” has the meaning set forth in Section 6.03(h).

“Additional Interests” has the meaning set forth in Section 2.01(c).

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date hereof; provided, however, that notwithstanding the foregoing, Naked Edge shall not be considered an Affiliate of Mister Goody.

“Agreement” has the meaning set forth in the preamble.

“Authorizations” means (i) any and all certificates, permits, licenses, franchises, concessions, grants, consents, exemptions, approvals, orders, registrations, authorizations, waivers or other approvals, variances or clearances from, or filings or registrations with, third parties (including Governmental Entities) and (ii) any and all waiting periods imposed by applicable Law.

“Benefit Plan” means any employment, consulting, personal service, retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, retention, termination, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee compensation or benefit plan, fund, policy, program, contract, agreement, arrangement, commitment or payroll practice of any kind (including any “employee benefit plan” as defined in Section 3(3) of ERISA).

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by Law to close.

“Claim” has the meaning set forth in Section 6.03(c).

“Common Ownership Interests” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.02(a).

“Closing Date” has the meaning set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time

“Derivative Securities” of any Person means any subscription, purchase, exchange or conversion rights, any options, warrants or other agreements, securities, contracts or commitments of any kind obligating that Person to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any Equity Securities of that Person.

“Environmental Laws” means any applicable federal, state, local or other law, statute, rule, ordinance or regulation or any common law as in effect as of the date hereof pertaining to protection of human health from exposure to pollutants or contaminants or to protection or remediation of the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Federal Clean Air Act, 42 U.S.C. § 7401-7626; the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, as amended, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 135 et seq., as amended by the Federal Environmental Pesticide Control Act; the Federal Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Federal Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq.

“Equity Securities” of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time.

“GAAP” has the meaning set forth in Section 3.06(a).

“Governmental Entity” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

“Indemnified Mister Goody Parties” has the meaning set forth in Section 6.03(a).

“Indemnified Naked Edge Parties” has the meaning set forth in Section 6.03(b).

“Initial Cash Consideration” has the meaning set forth in Section 2.01(b).

“Intellectual Property” means (a) the following intellectual property and proprietary rights worldwide: (i) trademarks, domain names, domain name registrations, service marks and trade names, together with all goodwill associated therewith (collectively, “Trademarks”); (ii) patents and patent applications and all associated inventions, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts, utility models, certificates of invention, certificates of registration and like rights (collectively, “Patents”); (iii) writings and other works of authorship, if copyrightable; and (iv) trade secrets and other confidential business information and rights to limit the use or disclosure thereof by any Person; and (b) for purposes of this definition, the following technology: software (including data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation), inventions, discoveries, improvements, specifications, embodiments, algorithms, formulae, processes, designs, schematics, drawings, technical information, data, ideas, know-how, show-how and the like.

“IRS” means the United States Internal Revenue Service.

“John McHugh Employment Agreement” means the employment agreement by and between Naked Edge and John McHugh, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

“Knowledge of Naked Edge” means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of John McHugh or Lisa McHugh.

“Law” means any law, treaty, statute, common law, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Entity.

“Liability” or “Liabilities” means, with respect to any Person, all debts, claims, liabilities, obligations, interests, damages and expenses of every kind and nature, whether known or unknown, liquidated or unliquidated, direct or indirect, absolute, accrued, contingent or otherwise, regardless of when such debt, claim, liability, obligation, interest, damage or expense arose or might arise, any obligations with respect to dividends or other distributions in respect of capital stock, stock appreciation rights, under the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time, or Part 6 of Subtitle B of Title I of ERISA, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Lien” means any mortgage, pledge, lien, security interest, claim, voting agreement (including any conditional sale agreement, title retention agreement, restriction or option having substantially the same economic effect as the foregoing) or encumbrance of any kind, character or description whatsoever.

 “Lisa McHugh Employment Agreement” means the employment agreement by and between Naked Edge and Lisa McHugh, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

“Losses” has the meaning set forth in Section 6.03(a).

“Material Adverse Effect” means, with respect to any Person, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or would reasonably expected to be, materially adverse to (i) the business, assets, properties, condition (financial or otherwise) or results of operations of such Person and its subsidiaries taken as a whole or (ii) if such Person is a Party, the ability of such Party or any of its subsidiaries to consummate the transactions contemplated by, and to perform its obligations under, this Agreement.

“Material Contracts” has the meaning set forth in Section 3.12.

“Mister Goody” has the meaning set forth in the preamble.

“Mister Goody Consulting Agreement” means the consulting agreement by and between Naked Edge and Mister Goody, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D.

“Mister Goody Option” has the meaning set forth in Section 5.06(a).

“Mister Goody System” has the meaning set forth in Section 5.05(a).

“Naked Edge” has the meaning set forth in the preamble.

“Naked Edge Assets” has the meaning set forth in Section 3.05(a).

“Naked Edge Business” has the meaning set forth in the recitals.

“Naked Edge Financial Statements” has the meaning set forth in Section 3.06(a).

“Naked Edge IP” has the meaning set forth in Section 3.09(a).

“Naked Edge LLC Operating Agreement” has the meaning set forth in the recitals.

“Option Period” has the meaning set forth in Section 5.06(a).

“Optional Cash Consideration” has the meaning set forth in Section 2.01(d).

“Optional Closing” means the closing of the Mister Goody Option transaction contemplated by Section 2.01(c) and 5.06(a).

“Organic Change” means, with respect to Naked Edge, the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting securities of Naked Edge, whether as a result of issuance of securities, any merger, consolidation, recapitalization, tender offer or exchange offer, reclassification, liquidation or dissolution of Naked Edge or otherwise; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted a majority of the board of managers or any similar governing body (together with any new managers or members of any similar governing body whose election by the board of managers or any similar governing body or whose nomination for election by the holders of ownership interest or other holders of Equity Securities was approved by a vote of a majority of the members of the board of managers or members of any similar governing body then still in office (A) who were either managers at the beginning of such period or (B) whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of managers or such similar governing body then in office; (iii) the merger or consolidation of Naked Edge with or into another Person, or the sale of all or substantially all the assets of Naked Edge to another Person, and, in the case of any such merger or consolidation, the voting securities of Naked Edge that are outstanding immediately prior to such transaction and which represent one hundred percent (100%) of the aggregate voting power of the voting securities of Naked Edge are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction at least a majority of the aggregate voting power of the voting securities of the surviving Person or transferee or a Person controlling such surviving Person or transferee; (iv) the commencement of a voluntary case under any chapter of the federal bankruptcy code, or the consent to the commencement of an involuntary case against it under the federal bankruptcy code, or the failure to cause such case to be dismissed within sixty (60) days; or (v) the institution of proceedings for liquidation, rehabilitation, readjustment, moratorium or composition (or for any related or similar purpose) under any Law (other than the federal bankruptcy code) relating to financially distressed debtors, their creditors or their property, or the consent to the institution of any such proceedings against it, or the failure to cause such proceedings to be dismissed within sixty (60) days.

“Ownership Interests” means Common Ownership Interests and Preferred Ownership Interests.

“Party” or “Parties” has the meaning set forth in the preamble.

“Patents” has the meaning set forth in the definition of “Intellectual Property” set forth above.

“Permitted Liens” means (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate Proceedings, provided that an appropriate reserve is established therefore, and (ii) mechanics’, materialmen’s, carriers’ and other similar Liens securing indebtedness that is less than $5,000, is not yet due and payable, and was incurred in the ordinary course of business.

“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Entity.

“Personal Property” has the meaning set forth in Section 3.18(b).

“Preferred Ownership Interests” means preferred units of ownership interest in Naked Edge having the rights and obligations as set forth in the Naked Edge LLC Operating Agreement.

“Private Placement Legend” has the meaning set forth in Section 5.04.

“Proceeding” has the meaning set forth in Section 3.10.

“Proprietary Information” means (a) any information, material or documents relating to Naked Edge, any of their Affiliates and each of their businesses, assets, financial condition, operations, products, promotions, supplier relationships, trade secrets, know-how, strategies and prospects; (b) any information, material or documents obtained by Mister Goody or its Affiliates during the course of meetings or discussions with Naked Edge and their respective Affiliates and Representatives; (c) any research, work-product, findings, analyses or recommendations produced by Mister Goody or its Affiliates for or in conjunction with Naked Edge and their respective Affiliates; and (d) any information, material or documents that Mister Goody or its Affiliates know or have reason to know is considered confidential or proprietary by Naked Edge, or their respective Affiliates; provided, however, that Proprietary Information shall not include any information that is generally available to the public other than as a result of disclosure by Mister Goody or its Affiliates.

“Real Property” has the meaning set forth in Section 3.18(a).

“Remedial Action” means any investigation, site assessment, monitoring or other evaluation of conditions relating to the environment at a site, or any clean-up, treatment, containment, removal, restoration, corrective action or remedial work required under any Environmental Law.

“Representative” or “Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requested Books and Records” has the meaning set forth in Section 3.14.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Tax” or “Taxes” means all taxes, including any interest, liabilities, fines, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include income taxes (including U.S. federal income taxes and state, local and foreign income taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value added taxes, business license taxes, environmental taxes, excise taxes, franchise taxes, gross or net receipts taxes, occupation taxes, real and personal property taxes, ad valorem taxes, stamp taxes, transfer taxes, capital taxes, import duties, withholding taxes, workers’ compensation and other obligations of the same or of a similar nature whether arising before, on or after the date hereof.

“Tax Return” means any report, return, declaration, claim for refund or statement (including any information report, return or statement) in connection with Taxes, including any schedule or attachment thereto or amendment thereof, required to be supplied to any Governmental Entity exercising any authority to impose, regulate, levy, assess or administer the imposition of any Tax.

“Threshold Amount” has the meaning set forth in Section 6.03(h).

“Trademarks” has the meaning set forth in the definition of “Intellectual Property” set forth above.

“Transaction Agreements” means this Agreement, the Naked Edge LLC Operating Agreement, the John McHugh Employment Agreement, the Lisa McHugh Employment Agreement, and the Mister Goody Consulting Agreement.

SECTION 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement, the Section captions and the titles of all Exhibits and Schedules used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the Exhibits and Schedules hereto), and references herein to Articles, Sections, Exhibits or Schedules refer to Articles, Sections, Exhibits or Schedules of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

LLC INTEREST PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Ownership Interests.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing Naked Edge shall sell and deliver to Mister Goody, and Mister Goody shall purchase and accept from Naked Edge, a number of Common Ownership Interests that will result in Mister Goody owning fifty percent (50.0%) of the outstanding Common Ownership Interests immediately after the Closing, free and clear of all Liens, and together with all rights and obligations attaching thereto.

(b) The aggregate consideration to be paid by Mister Goody for the Common Ownership Interests shall be an amount equal to $65,000 (the “Initial Cash Consideration”), payable at the Closing.

(c) As part of this Agreement, Naked Edge also grants Mister Goody the right, but not the obligation, to purchase a number of Preferred Ownership Interests that will result in Mister Goody owning a thirty three and one third percent (33.33%) of the outstanding Preferred Ownership Interests immediately after the Optional Closing, free and clear of all Liens, and together with all rights and obligations attaching thereto (the “Additional Interests”) pursuant to Section 5.06 hereof.

(d) The aggregate consideration to be paid by Mister Goody for the Additional Interests shall be an amount equal to $85,000 (the “Optional Cash Consideration”), payable at the Optional Closing.

SECTION 2.02. Closing.

(a) The closing of the transactions contemplated by Section 2.01(a) and (b) (the “Closing”) shall take place at the offices of Naked Edge (or in a manner as may be mutually agreeable by the parties) on a mutually agreeable date that is no later than August 31, 2012 (the “Closing Date”).

(b) At the Closing:

(i) Naked Edge shall deliver to Mister Goody (A) a certificate representing the Common Ownership Interests, and (B) a copy of each Transaction Agreement to which it is a party duly executed by it.

(ii) Mister Goody shall deliver to Naked Edge (A) the Initial Cash Consideration, in the form of a wire transfer to Naked Edge’s bank account, pursuant to instructions provided no less than twenty-four (24) hours prior to Closing, and (B) a copy of each Transaction Agreement to which it is a party duly executed by it.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NAKED EDGE

Naked Edge hereby represents and warrants to, and agrees with, Mister Goody that, as of the Closing Date:

SECTION 3.01. Organization and Qualification of Naked Edge. Naked Edge is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all limited liability company power and authority to own or lease and operate its properties and assets and to conduct the Naked Edge Business as it is currently being conducted. On the Closing Date Naked Edge will deliver to Mister Goody a complete and correct copy of the Naked Edge LLC Operating Agreement, dated as of the Closing Date, which shall be in full force and effect upon the consummation of the transactions contemplated by this Agreement, and which will supersede in all respects all prior versions of such agreement.

SECTION 3.02. Authorization of Agreements.

(a) Naked Edge has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party. The execution, delivery and performance of the Transaction Agreements to which it is a party, and the consummation by Naked Edge of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of Naked Edge.

(b) The Transaction Agreements to which it is a party have been duly executed and delivered by Naked Edge, and each such agreement constitutes a legal, valid and binding obligation of Naked Edge, enforceable against Naked Edge in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity.

SECTION 3.03. Consents; No Conflicts.

(a) No Authorization from, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by Naked Edge in connection with the execution, delivery and performance of the Transaction Agreements to which Naked Edge is a party and the consummation of the transactions contemplated thereby.

(b) The execution and delivery of the Transaction Agreements to which Naked Edge is a party do not, and the performance of the obligations set forth therein and the consummation of the transactions contemplated thereby will not, (i) violate or conflict with any term, condition or provision of the organizational documents of Naked Edge; (ii) give rise to any preemptive rights or rights of first refusal on behalf of any Person under any applicable Law or any provision of the organizational documents or other instrument applicable to Naked Edge; (iii) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time or both) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, development agreement, contract, license or any other agreement, instrument or obligation to which Naked Edge is a party or by which Naked Edge or any of its properties are bound; or (iv) violate or conflict with any Law applicable to Naked Edge or the Naked Edge Business.

SECTION 3.04. Capitalization of Naked Edge; Securities; No Subsidiaries.

(a) Immediately prior to the execution and delivery of this Agreement, (i) the authorized ownership interest of Naked Edge is set forth on Schedule 3.04(a); (ii) Schedule 3.04(a) sets forth a complete and correct list of all holders of ownership interests, including each such Person’s name and the number of ownership interest held by such Person as of the Closing Date; and (iii) all of such issued and outstanding ownership interest are duly authorized, validly issued, fully paid and nonassessable, and are free and clear of all Liens.

(b) Other than as may be issued at the Closing in accordance with Section 2.01(c), there are no authorized or outstanding (or obligations to authorize or issue) Derivative Securities of Naked Edge and there are no outstanding or authorized interest appreciation, phantom interest, profit participation or similar rights with respect to Naked Edge.

(c) No Person has any right to require Naked Edge to register securities of Naked Edge under the Securities Act, and other than the Naked Edge LLC Operating Agreement there are no shareholder or similar agreements to which Naked Edge is a party. There are no voting trusts, proxies or other agreements or understandings with respect to voting the ownership interest of Naked Edge.

(d) The Ownership Interests are duly authorized, and when issued to Mister Goody pursuant to this Agreement will be validly issued, fully paid and nonassessable and will be free and clear of all Liens. Upon issuance, the Ownership Interests shall represent fifty percent (50.0%) of all outstanding Common Ownership Interests.

(e) Naked Edge does not have any subsidiaries, as defined in Rule 405 promulgated under the Securities Act.

SECTION 3.05. Title to Naked Edge Assets; Liens; Condition of Naked Edge Assets.

(a) Immediately preceding and following the Closing, Naked Edge will have good, valid and marketable title to, or a good and valid lease, license or other similar right in, each of the assets used in the conduct of the Naked Edge Business (collectively the “Naked Edge Assets”), free and clear of all Liens other than Permitted Liens.

(b) Except for the Permitted Liens, the Naked Edge Assets are not subject to any Liens and, there are no facts, events or circumstances which, with the passage of time or the giving of notice or both, would result in or give rise to the creation or imposition of any Lien on the Naked Edge Assets.

SECTION 3.06. Financial Statements.

(a) Naked Edge has delivered to Mister Goody correct and complete copies of the following financial information, which are set forth in Schedule 3.06(a) (collectively, the “Naked Edge Financial Statements”): annual income statement for 2011; monthly and year-to-date income statements for January 2012 through June 2012, monthly and year-to-date balance sheets for January 2012 through June 2012; and monthly and year-to-date cash flow statements for January 2012 through June 2012. The Naked Edge Financial Statements were prepared from the books and records kept by Naked Edge for the Naked Edge Business and fairly present the financial position of the Naked Edge Business as of their respective dates and the results of operations of the Naked Edge Business for the respective years or periods then ended in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except as indicated in such statements or in the notes thereto (“GAAP”). Each accrual reflected in the Naked Edge Financial Statements is adequate to meet the pro rata portion of the underlying Liability accrued as of the date of each Naked Edge Financial Statement (except to the extent corrected in any subsequent Naked Edge Financial Statement). The foregoing balance sheets reflect all properties and assets, real, personal or mixed, that are used by Naked Edge in the Naked Edge Business and are required to be reflected on such balance sheet pursuant to GAAP.

(b) Other than as set forth in Schedule 3.06(b), as of the Closing Date, Naked Edge owes no outstanding debt to, and has no Liabilities to, any Affiliates.

SECTION 3.07. Undisclosed Liabilities. Since the June 30, 2012 balance sheet date, Naked Edge has not incurred any Liabilities outside of the ordinary course of business that would, individually or in the aggregate, have a Material Adverse Effect on Naked Edge.

SECTION 3.08. Absence of Certain Changes. Except for transactions contemplated by the Transaction Agreements, and except as set forth on Schedule 3.08, from the Naked Edge June 30, 2012 balance sheet date to the Closing Date, Naked Edge has conducted the Naked Edge Business in the ordinary and usual course, and there has not occurred any of the following:

(i) any authorization, creation (by way of reclassification or otherwise), issuance or sale of any Equity Securities or Derivative Securities of Naked Edge;

(ii) any acquisition or redemption, directly or indirectly, of any Equity Securities of Naked Edge;

(iii) any split or combination of the Equity Securities of Naked Edge, or the declaration, set aside or payment of any dividend or distribution (whether in cash, stock or property) on any of its Ownership Interests;

(iv) any acquisition, assignment, transfer, conveyance, license, commitment or disposition of assets by Naked Edge having a fair value or for a purchase price in excess of $1,000, in the aggregate, other than acquisitions or dispositions made in the ordinary course of business for cash consideration in amounts equal to the fair market value thereof;

(v) any violation, breach or default of, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any contract to which Naked Edge is a party or by which its assets are bound, whether such breach or default is on the part of Naked Edge or, to the Knowledge of Naked Edge, any other party or parties to such contract;

(vi) any incurrence or assumption of any indebtedness, entry into any financing arrangements or modification of the terms of any existing indebtedness or financing arrangements;

(vii) any assumption, guarantee, endorsement or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for any Liabilities of any other Person;

(viii) any loans, advances or capital contributions to, or investments in, any other Person;

(ix) any incurrence of any Liens on any of the Naked Edge Assets other than Permitted Liens;

(x) any change to Naked Edge’s accounting policies and practices;

(xi) the granting of any stock-related, performance or similar awards or bonuses;

(xii) any forgiveness of any loans to employees, officers or directors, members or any of their respective Affiliates;

(xiii) any entry into any new, or amendment to any existing, employment, severance, consulting or salary continuation agreements with any members, officers, directors or employees, or granting of any increases in the compensation or benefits payable to members, officers, directors or employees;

(xiv) any entry into, amendment of or extension of any collective bargaining or other labor agreement;

(xv) any adoption, amendment or termination of any employee benefit plan or arrangement;

(xvi) any settlement of or agreement to settle any Proceeding (including any Proceeding relating to this Agreement or the transactions contemplated hereby) for amounts that are in excess of $5,000, in the aggregate;

(xvii) any damage, destruction, theft or other casualty loss (whether or not covered by insurance) with respect to the Naked Edge Assets;

(xviii) the occurrence of, or any adoption of a plan or any agreement or arrangement with respect to or resolutions providing for, any Organic Change; or

(xix) any change, condition, occurrence, circumstance or other event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Naked Edge.

SECTION 3.09. Intellectual Property.

 (a) Naked Edge Intellectual Property. Except for commercial off-the-shelf software licensed or sub-licensed by Naked Edge as the licensee, Naked Edge (i) owns free and clear of all Liens (other than Permitted Liens) or (ii) has the right to use all Intellectual Property that is used in the Naked Edge Business as conducted at the Closing Date (such Intellectual Property hereinafter referred to as the “Naked Edge IP”). Schedule 3.09(a) lists all registered Naked Edge IP and applications to register Naked Edge IP, in each case that are owned by Naked Edge.

(b) License Agreements. Schedule 3.09(b) lists all license agreements, other than license agreements for commercial off-the-shelf software licensed or sub-licensed by Naked Edge, under which Naked Edge has licensed any portion of the Naked Edge IP from others and all license agreements under which Naked Edge has licensed Naked Edge IP to others. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated herein in accordance with their terms will: (i) constitute a breach of or default under any such license agreement; (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Naked Edge IP; or (iii) impair the right of Naked Edge to use any Naked Edge IP or portion thereof in the manner currently used by Naked Edge. Except as set forth on Schedule 3.09(b), no royalties, honoraria, fees, or other payments are payable by Naked Edge to any Person by reason of the use, possession, sale, license or other exploitation of any Naked Edge IP or portion thereof in the manner currently used by Naked Edge, and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

(c) No Infringement. The Naked Edge IP (i) does not constitute a breach or default under any license agreement listed on Schedule 3.09(b) and (ii) to the Knowledge of Naked Edge, does not infringe or constitute a misappropriation of any Intellectual Property right of any Person. Except as set forth on Schedule 3.09(c), to the Knowledge of Naked Edge, there is no currently pending or threatened claim or litigation against Naked Edge contesting the validity, ownership or right of Naked Edge to use or exploit any Naked Edge IP.

(d) Confidentiality. Naked Edge has taken commercially reasonable steps to protect, preserve and maintain the confidentiality of its confidential and proprietary information and data and confidential and proprietary information in its possession or custody. Without limiting the generality of the foregoing, Naked Edge has not disclosed in violation of any agreement any confidential or proprietary information to any Person other than an employee or consultant to Naked Edge under a written nondisclosure agreement.

(e) Agreements with Employees Consultants and Contractors. Each employee, consultant and contractor of Naked Edge involved in the development of Intellectual Property for Naked Edge has executed and delivered to Naked Edge an agreement providing for the assignment of all right, title and interest that such employee, consultant or contractor may have or may hereafter acquire in or to such Intellectual Property.

SECTION 3.10. Litigation. Except as set forth on Schedule 3.10, there are no claims, suits, actions, proceedings, arbitrations, administrative notices, administrative actions or investigations (each, a “Proceeding”) pending or, to the Knowledge of Naked Edge, threatened, against or affecting Naked Edge, and no judgments, decrees, injunctions, rules, stipulations or orders outstanding against or applicable to Naked Edge or against or applicable to any of its properties or businesses.

SECTION 3.11. Compliance with Laws; Authorizations. To the Knowledge of Naked Edge the Naked Edge Business has been conducted and is currently being conducted in compliance with all applicable Laws. All Authorizations required by Naked Edge to conduct the Naked Edge Business have been obtained, and all Authorizations required by Naked Edge to conduct the Naked Edge Business as now conducted are valid and in full force and effect. Naked Edge is in compliance with the terms and requirements of all such Authorizations. Naked Edge has not received any written notice or other written communication from or on behalf of any Governmental Entity regarding (a) any prior, pending, threatened or possible revocation, withdrawal, suspension, termination or modification of, or the imposition of any conditions with respect to, any Authorization; (b) any violation of any Law by Naked Edge; (c) any charge, complaint, Proceeding or review by any Governmental Entity with respect to the Naked Edge Business; or (d) any other limitations on the conduct of the Naked Edge Business.

SECTION 3.12. Contracts. Except for the Transaction Agreements and those agreements set forth on Schedule 3.12 (the “Material Contracts”), Naked Edge is not a party to any material contracts or agreements, written or oral, with any other Persons. Each of the Material Contracts is a valid, binding and enforceable obligation of Naked Edge and, to the Knowledge of Naked Edge, the other parties thereto, in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity. Naked Edge has performed all obligations imposed upon it under the Material Contracts, and there are not, under any of such Material Contracts, any defaults or events of default on the part of Naked Edge or, to the Knowledge of Naked Edge, any other party thereto, that would have a Material Adverse Effect on Naked Edge. To the Knowledge of Naked Edge, no party to any Material Contract intends to cancel, terminate or refuse to renew such Material Contract or to decline to exercise any option or right thereunder.

SECTION 3.13. Employees; Employee Benefit Plans.

(a) Except as set forth on Schedule 3.13(a), there are no other Naked Edge employees, nor has Naked Edge ever had any other employees.

(b) Naked Edge has never sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), or been party to, any Benefit Plan, nor does it have (nor could it ever have) any Liability, direct or indirect, contingent or otherwise (including any Liability arising out of an indemnification, guarantee, hold harmless or similar agreement), under or with respect to any Benefit Plan that was adopted, established or in effect prior to the Closing Date.

SECTION 3.14. Books and Records. Naked Edge has made available to Mister Goody, to the extent requested, copies of all books, files, archives, journals, ledgers, registers, logs, statements, databases, data, I-9 forms, legal records and other records and notations, in whatever form recorded, relating or pertaining to all financial and/or operational information that Naked Edge uses in, and that are necessary to, the conduct of the Naked Edge Business (collectively, the “Requested Books and Records”), whether in the possession of Naked Edge or a third party. The Requested Books and Records of Naked Edge are complete and accurate in all material respects.

SECTION 3.15. Financial Advisors and Brokers. No Person has acted, directly or indirectly, as a broker, finder or financial advisor of Naked Edge in connection with this Agreement or the transactions contemplated thereby, and no Person is entitled to receive any broker’s, finder’s or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Naked Edge or any of its directors, officers, members or employees.

SECTION 3.16. Exemption from Registration. Assuming the representations and warranties of Mister Goody set forth in Article IV are true and correct, the offer and sale of the Interests made pursuant to this Agreement will be in compliance with the Securities Act and any applicable state securities Laws and will be exempt from the registration requirements of the Securities Act and state securities Laws.

SECTION 3.17. Taxes. All Tax obligations of Naked Edge with respect to its operation of the Naked Edge Business have been timely paid or are being contested in good faith, and, except as reflected in the Naked Edge June 30, 2012 Balance Sheet, Naked Edge has no liability for any Tax obligations with respect to its operation of the Naked Edge Business and no interest or penalties have accrued or are accruing with respect thereto, whether state, county, local or otherwise, with respect to any periods prior to the Closing Date.

SECTION 3.18. Property.

(a) Set forth on Schedule 3.18(a) is a complete and accurate list of all real property leased, licensed or rented by Naked Edge for use in the operation of the Naked Edge Business in locations (the “Real Property”). Naked Edge does not own fee title in any real property.

(b) Naked Edge has provided to Mister Goody a complete and accurate list of all personal property owned, leased or rented by Naked Edge for use in the operation of the Naked Edge Business having, on an individual basis, a net book value in excess of $500 (the “Personal Property”).

(c) Naked Edge has delivered to Mister Goody true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of any portion of the Real Property and the Personal Property. Except as set forth in Schedule 3.18(c) (whether by item or by category), the Naked Edge Assets, including the Real Property and the Personal Property, include all property used in the conduct of the Naked Edge Business as presently conducted.

(d) Naked Edge has good leasehold title to all leased Real Property, subject to (i) Permitted Liens, (ii) easements, rights of way, and other similar encumbrances that do not affect the use of the properties or assets subject thereto or affected thereby, and (iii) such imperfections or irregularities of title or liens as do not affect the use of the properties or assets subject thereto or affected thereby, none of which impair or reduce the value or utility of the Real Property for use in the Naked Edge Business as presently conducted. Naked Edge does not sublease or sublicense to any third party any Real Property.

(e) To the Knowledge of Naked Edge, there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or may prospectively prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the Real Property for the conduct thereon of the Naked Edge Business as presently conducted. Naked Edge has received all necessary approvals with regard to occupancy and maintenance of the Real Property. Except as specifically set forth in Schedule 3.18(e), Naked Edge has no knowledge of any physical defect in the Real Property.

(f) Each lease or license of any portion of the Real Property, and each lease, license, rental agreement, contract of sale or other agreement to which Personal Property is subject, is a valid, binding and enforceable obligation of Naked Edge and, to the Knowledge of Naked Edge, the other parties thereto. Naked Edge has performed all obligations imposed on it thereunder, and neither Naked Edge nor, to the Knowledge of Naked Edge, any other party thereto is in default thereunder in any material respect, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by Naked Edge or, to the Knowledge of Naked Edge, any other party thereto. To the Knowledge of Naked Edge, no party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No Real Property or Personal Property is subject to any lease, license, contract of sale or other agreement that could reasonably be expected to have a Material Adverse Effect on the Naked Edge Business.

SECTION 3.19. Equipment. The Personal Property owned by Naked Edge is in good operating condition and repair, subject to normal wear and tear, and is adequate for the conduct of the Naked Edge Business, other than anticipated personal property acquisitions expected to be made pursuant to the proceeds received by Naked Edge from Mister Goody pursuant to this Agreement.

SECTION 3.20. Environmental Matters. Naked Edge is and has been in compliance with all applicable Environmental Laws in the conduct of the Naked Edge Business and the operation and ownership of the Naked Edge Assets. Naked Edge has not received any written notice from any Governmental Entity that is reasonably expected to give rise to any liability to Naked Edge with respect to any violation of any Environmental Law or with respect to any Remedial Action required under any Environmental Law.

SECTION 3.21. Working Capital. As of the Closing Date, Naked Edge has assets classified as “current assets” in accordance with GAAP equal to all liabilities classified as “current liabilities” in accordance with GAAP.

SECTION 3.22. No Employee Disputes. To the Knowledge of Naked Edge, there are no disputes or disciplinary actions pending or threatened between Naked Edge and any current or prospective employee. Naked Edge has no management, employment or other contracts for employment or executive services with any employees.

SECTION 3.23. Absence of Illegal Payments. Neither Naked Edge nor any director, officer, agent, employee or other person acting on behalf of Naked Edge has used any of Naked Edge’s funds for contributions, payments, gifts or entertainment to any person, or made any expenditures relating to political activity to any government official or other person, in violation of applicable Law. Furthermore, neither Naked Edge nor any director, officer, agent, employee or other person acting on behalf of Naked Edge has accepted or received, to the Knowledge of Naked Edge, any contribution, payments, gifts or expenditures in connection with the operation of the Naked Edge Business in violation of applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MISTER GOODY

Mister Goody hereby represents and warrants to, and agrees with, Naked Edge that, as of the Closing Date:

SECTION 4.01. Organization and Qualification of Mister Goody. Mister Goody is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida and has all corporate power and authority to own or lease and operate its properties and assets and to conduct its business as it is currently being conducted.

SECTION 4.02. Authorization of Agreements.

(a) Mister Goody has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party. The execution, delivery and performance of the Transaction Agreements, and the consummation by Mister Goody of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of Mister Goody, including any approval of shareholders or the board of directors or similar governing body of Mister Goody.

(b) Each of the Transaction Agreements to which it is a party has been duly executed and delivered by Mister Goody, and each such agreement constitutes a legal, valid and binding obligation of Mister Goody, enforceable against Mister Goody in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity.

SECTION 4.03. Consents; No Conflict.

(a) No Authorization from, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by Mister Goody in connection with the execution, delivery and performance of any of the Transaction Agreements to which Mister Goody is a party and the consummation of the transactions contemplated thereby.

(b) The execution and delivery of each of the Transaction Agreements to which Mister Goody is a party does not, and the performance of the obligations set forth therein and the consummation of the transactions contemplated thereby will not, (i) violate or conflict with any term, condition or provision of the organizational documents of Mister Goody; (ii) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time or both) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, development agreement, contract, license or any other agreement, instrument or obligation to which Mister Goody is a party or by which Mister Goody, or any property of Mister Goody, is bound or otherwise affected; or (iii) violate or conflict with any Law applicable to Mister Goody or its business.

SECTION 4.04. Ownership of Ownership Interests; Purpose of Investment. The Ownership Interests constitute an equity investment and Mister Goody is acquiring the Ownership Interests pursuant to this Agreement for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Mister Goody acknowledges that the Ownership Interests have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act.

SECTION 4.05. Investor Status. By reason of its business and financial experience, sophistication and knowledge, Mister Goody has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. Mister Goody confirms that it is able (a) to bear the economic risk of this investment, (b) to hold the Interests for an indefinite period of time, and (c) to bear a complete loss of its investment. Mister Goody represents that it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect its ability to provide for its current needs and possible financial contingencies.

SECTION 4.06. Restricted Securities. Mister Goody understands that the Interests are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Naked Edge in a transaction not involving a public offering and that under the Securities Act such securities may be resold without registration only in certain limited circumstances. In this connection, Mister Goody represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 4.07. Access to Information. In order to conduct its own independent investigation, review and analysis of the business, operations, financial condition, assets and Liabilities of Naked Edge, Mister Goody has been given access to all requested information about Naked Edge, has received physical delivery of all documents that Mister Goody has requested, and has had adequate opportunity to ask questions of, and receive answers from, Representatives of Naked Edge concerning the business, operations, financial condition, assets and Liabilities of Naked Edge and other matters relevant to its investment in the Ownership Interests. In entering into this Agreement, Mister Goody acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations of Naked Edge or any of their respective Representatives (except the specific representations and warranties set forth in Article III of this Agreement).

SECTION 4.08. Financial Advisors and Brokers. No Person has acted, directly or indirectly, as a broker, finder or financial advisor of Mister Goody or any of its Affiliates in connection with this Agreement or the transactions contemplated thereby, and no Person is entitled to receive any broker’s, finder’s or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Mister Goody or any of its Affiliates, directors, officers, shareholders or employees.

ARTICLE V

COVENANTS

SECTION 5.01. Taking of Necessary Action. After the date hereof, each Party shall, and shall use its reasonable best efforts to cause any of its Affiliates to, in addition to any other obligations they may assume pursuant to the Transaction Agreements, cooperate with and provide to the other Party such assistance as that Party may reasonably request with respect to the transactions contemplated by this Agreement.

SECTION 5.02. Confidentiality. Except as agreed with Naked Edge, Mister Goody shall, and shall cause all of its Affiliates to, keep strictly confidential, and not divulge, all Proprietary Information and implement all measures necessary to maintain such confidentiality. Mister Goody shall only provide Proprietary Information to those Affiliates of Mister Goody and its advisors, lawyers and accountants on a need-to-know basis. Notwithstanding anything herein to the contrary, Mister Goody (and each Representative of Mister Goody) may (a) consult with any tax advisor regarding the tax treatment or tax structure of the transactions contemplated by this Agreement and (b) disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analysis) that are provided to Mister Goody relating to such tax treatment or tax structure; provided, however, that clause (b) shall not apply until the earliest of (i) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (ii) the date of the public announcement of the transactions contemplated by this Agreement, or (iii) the date of the execution of this Agreement. For this purpose, “tax structure” is limited to any facts relevant to the tax treatment of the transactions contemplated by this Agreement, and does not include information relating to the identity of the Parties.

SECTION 5.03. Publicity. Naked Edge and Mister Goody shall use their reasonable best efforts to draft a joint press release with respect to this Agreement, the Transaction Agreements and the transactions contemplated hereby or thereby; provided, however, that if Naked Edge and Mister Goody do not agree on such a joint press release, Naked Edge and Mister Goody shall seek the approval of the other Party before issuing any press release or otherwise making any public statements with respect to this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement prior to such approval (which may not be unreasonably withheld, conditioned or delayed), except as may be required by Law. Prior to making any public disclosure required by applicable Law, each of Naked Edge and Mister Goody shall consult with the other Party as to the content and timing of such public announcement or press release. Naked Edge acknowledges that during the period from the date hereof through the Closing Date, Naked Edge and its Representatives may become aware of "material non-public information" (as defined under applicable securities laws) regarding the Mister Goody. Naked Edge understands, and it will communicate to persons having knowledge of any such information, that they are required under applicable securities laws to refrain from trading in securities of the Mister Goody while in possession of this information and to refrain from disclosing this information to anyone except as required in connection with its obligations pursuant to this Agreement.

SECTION 5.04. Legend. Mister Goody agrees to the placement on (a) certificates representing the Ownership Interests and (b) any certificate issued at any time in exchange or substitution for any certificate bearing such legend, the legend required by the Naked Edge LLC Operating Agreement (the “Private Placement Legend”). The Private Placement Legend shall be removed from a certificate representing the Ownership Interests if the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act, or there is delivered to Naked Edge such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by Naked Edge, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities shall not violate the registration and prospectus delivery requirements of the Securities Act.

SECTION 5.05. No Obligations of the Mister Goody System.

(a) Mister Goody and other related entities (the “Mister Goody System”) involve various activities, assets, relationships, participants and constituents related to Mister Goody’s business operations.

(b) Except as otherwise provided in the Naked Edge LLC Operating Agreement and the other Transaction Agreements to which they are parties, Mister Goody shall have no obligation or fiduciary duty:

(i) to cause any particular business activity of or relating to the Mister Goody System to be conducted through Naked Edge;

(ii) to cause any other strategic investments to be made by such parties through Naked Edge;

(iii) to share with Naked Edge any business opportunity presented to it; or

 (vi) to require or encourage other participants in the Mister Goody System to participate in or take any action in respect of any activities of Naked Edge.

(c) It will be left to the sole and absolute discretion of Mister Goody to decide how it conducts its business activities (subject to the restrictions and obligations noted in Section 5.05(b)), and such decisions may be made by such entity based upon its business judgment, taking into account its overall business interest, the overall best interests of the Mister Goody System, and the need to comply with applicable legal requirements, and such entity shall not be accountable to Naked Edge for the impact of such business decisions upon the Naked Edge Business. In exercising such discretion, neither Mister Goody nor any Affiliate of Mister Goody shall be liable to any Person for claims that Mister Goody or such Affiliate of Mister Goody breached a fiduciary duty or any other duty to Naked Edge or any member of Naked Edge.

SECTION 5.06. Mister Goody Option.

(a) Naked Edge grants to Mister Goody a one-time option (the “Mister Goody Option”) to purchase the Additional Interests in exchange for the Optional Cash Consideration. Mister Goody may exercise the Mister Goody Option at any time during the period of the Closing Date and the one-year anniversary of the Closing Date (the “Option Period”) as long as written notice of Mister Goody’s election to exercise the Mister Goody Option is given within the Option Period. The Optional Closing shall occur no later than twenty (20) Business Days after such written notice is given, and at the Optional Closing (i) Mister Goody shall transfer the Optional Cash Consideration in immediately available funds as directed pursuant to instructions delivered by Naked Edge to Mister Goody, (ii) Naked Edge shall transfer to Mister Goody all right, title and interest to the Additional Interest, and (iii) Naked Edge and Mister Goody shall cooperate to effectuate such transfer in accordance with the terms of the Naked Edge LLC Operating Agreement.

(b) Any Person (other than Mister Goody), that acquires an Ownership Interest in Naked Edge shall hold such Ownership Interest subject to the Mister Goody Option.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Fees and Expenses. Each of the Parties shall bear its own costs and expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of the Transaction Agreements, each of the other documents and instruments executed in connection with or contemplated thereby and the consummation of the transactions contemplated thereby.

SECTION 6.02. Survival of Representations, Warranties, Covenants and Agreements. Each representation or warranty in this Agreement shall survive the Closing until the two-year anniversary of the Closing Date; provided, however, that each representation and warranty made in Sections 3.01,

3.02, 3.03(b)(i), 3.04, 4.01, 4.02 and 4.03(b)(i) shall survive indefinitely, and each representation and warranty made in Section 3.13 and Section 3.17 shall survive until sixty (60) days after termination of the applicable statute of limitations period. The covenants or agreements contained in Article V shall survive the Closing until the date on which the covenant or agreement has been performed in full. Any claim for indemnification under this Article VI arising out of the inaccuracy or breach of any representation, warranty, covenant or agreement must be made prior to the end of the period for which such representation, warranty, covenant or agreement survives, as set forth in this Section 6.02.

SECTION 6.03. Indemnification.

(a) Naked Edge hereby agrees to indemnify and hold harmless Mister Goody and its Affiliates, officers and directors (collectively, the “Indemnified Mister Goody Parties”) against any and all losses, penalties, judgments, suits or Liabilities (less the proceeds of any insurance collectible but including reasonable attorneys’ fees and disbursements) (collectively, “Losses”), and each such Indemnified Mister Goody Party shall have no liability to any of Naked Edge or its respective Affiliates, managers, directors, officers, agents, employees, owners, creditors or security holders for any Losses incurred by, imposed upon or asserted against any of the Indemnified Mister Goody Parties as a result of, relating to, arising out of or based upon (i) the breach of any representation or warranty made in Article III of this Agreement (each of which shall be deemed to have been made for the benefit of Mister Goody); (ii) the breach of any agreement or covenant made by Naked Edge in this Agreement (each of which shall be deemed to have been made for the benefit of Mister Goody); or (iii) Taxes imposed on Naked Edge in respect of its income, business, property or operations, or for which Naked Edge may otherwise be liable, in each case for any taxable period or portion thereof ending prior to or on the Closing Date. For purposes of this Section 6.03(a), with respect to any taxable period that begins on or before the Closing Date and ends after the Closing Date, Taxes shall be allocated between the two portions of the taxable period based on a closing of the books method, except that Taxes imposed on a per diem basis shall be allocated based on the number of days in each portion.

(b) Mister Goody hereby agrees to indemnify and hold harmless Naked Edge and its Affiliates, officers and directors (collectively, the “Indemnified Naked Edge Parties”) against any and all Losses, and each such Indemnified Naked Edge Party shall have no liability to Mister Goody or its directors, officers, owners, members, agents, employees, creditors or security holders for any Losses, arising out of or based upon the breach of any representation or warranty, agreement or covenant made by Mister Goody in this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 6.03 of notice of any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (a “Claim”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.03, notify the indemnifying party in writing of such Claim within thirty (30) days of the date of such Claim; provided that the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party hereunder, except to the extent that the indemnifying party is prejudiced thereby. To the extent that the Claim relates to a third-party claim, the indemnifying party shall assume the defense of any such Claim. The indemnifying party shall employ counsel of its choice, and the indemnifying party shall bear the reasonable fees, costs and expenses of such counsel. It is understood, however, that except if the use of one counsel to represent the indemnified parties would present such counsel with a conflict of interest, the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties. Any indemnifying party may, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any Claim as long as such settlement, compromise or consent (i) provides for monetary damages that are paid in full by the indemnifying party or includes the release of each indemnified party from all liability arising out of such Claim, and (ii) there is no finding or admission or any violation of Law or any violation of the rights of any Person and there is no effect on any other Claims that may be made against the indemnified parties. Otherwise, any settlement, compromise or consent to any Claim requires the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of the indemnified parties.

(d) No indemnified party seeking indemnification under this Agreement shall, without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any Claim.

(e) Except for claims based on fraud, the indemnification rights contained in this Section 6.03 shall be the sole and exclusive remedy in respect of claims made after the Closing with respect to all Losses arising out of or relating to this Agreement and no other remedies shall be available (including for any breaches of representations, warranties, covenants and agreements contained in this Agreement).

(f) Without limiting any other right to remedies hereunder, any of the Parties to whom payments under this Section 6.03 are owed shall have the right in its sole discretion to recover Losses by directing Naked Edge to pay to the indemnified party any amounts Naked Edge owes to the indemnifying party or its Affiliates pursuant to the Naked Edge LLC Operating Agreement or any other agreement between Naked Edge and any of the indemnifying party or its Affiliates to satisfy the obligations of the indemnifying parties hereunder.

(g) All payments under this Section 6.03 shall be treated as an adjustment to the purchase price for all applicable Tax, except as may be otherwise required by Law.

 (h) Notwithstanding the aforementioned, no party shall be indemnified from and against any Losses pursuant to Section 6.03 of this Agreement until either of the following tests (whichever occurs first) is satisfied: (i) the aggregate amount of the $5,000 Loss Claims equals or exceeds $10,000 or (ii) the aggregate amount of all Losses (irrespective of whether they constitute $5,000 Loss Claims) equals or exceeds $25,000 (in either case, the “Threshold Amount”). If either of the Threshold Amounts is exceeded, the indemnifying party is required to pay the amount of all Losses sustained by the indemnified parties and not just Losses in excess of the applicable Threshold Amount. For purposes of this paragraph, “$5,000 Loss Claims” means, with respect to any indemnified party, any Claim brought by such indemnified party for indemnification under this Agreement that involves Losses equal to or in excess of $5,000; provided, however, that (i) where a number of Claims arise out of the same facts, events or circumstances, or (ii) where a number of Claims arise out of the same subject matter and the Claims are attributable to more than sporadic and totally unrelated instances of noncompliance (for example, where the breaching Party is guilty of a pattern of non-compliance, such as failing to get a number of the permits from Governmental Entities required to conduct business in the manner then conducted), such Claims shall be considered a single “Claim” and all Losses related thereto shall be aggregated.

SECTION 6.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by facsimile or sent by first class mail, postage prepaid, as follows:

If to Naked Edge, to: The Naked Edge, LLC 2825 Wilderness Place, Suite 900 Boulder, CO 80308 Attention: John McHugh

With copies to: Stigler Wussow, Ltd. 1123 Spruce St. Boulder, CO 80302 Attention: Shawn Stigler Facsimile: (866) 436-6597 Email: sts@sw-ltd.com

If to Mister Goody, to:
Mister Goody, Inc. 7877 Emerald Winds Circle Boynton Beach, FL 33473 Attention: Joel Arberman

With copies to: David M. Bovi, P.A. 319 Clematis Street, Suite 700 West Palm Beach, FL 33409 Attention: David M. Bovi, Esq. Facsimile: (561) 655-0665 Email: dmbpa@bellsouth.net

All notices shall be effective when received.

SECTION 6.05. Entire Agreement; Amendment. This Agreement and the other Transaction Agreements set forth the entire agreement among the Parties and any of their Affiliates with respect to the transactions contemplated by this Agreement and supersedes any previous agreements among the Parties. Any provision of this Agreement may only be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the Parties. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right.

SECTION 6.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

SECTION 6.07. Governing Law; Venue; Service of Process; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Florida applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. Any Proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement may only be brought against any of the parties in the courts of the State of Florida, or, if it has or can acquire jurisdiction, in the United States District Court for Florida, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Each of the Parties irrevocably consents to the service of process in any Proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 6.04. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable Law or to obtain execution of judgment in any other jurisdiction. The Parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

SECTION 6.08. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each Party’s successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Parties.

SECTION 6.09. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions of Section 6.03 shall inure to the benefit of and be enforceable by each Indemnified Mister Goody Party and Indemnified Naked Edge Party.

SECTION 6.10. Transfer and Other Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be borne by Naked Edge when due, and Naked Edge shall (a) file all necessary Tax Returns and other documentation with respect to any such transfer, documentary, sales, use, stamp, registration and other Taxes and fees and (b) provide Mister Goody with a duly certified or authenticated copy of an original receipt for the payment of each such Tax or fee and of each such Tax Return or other document filed.

SECTION 6.11. Severability. In case any one or more of the provisions contained in this Agreement is adjudged to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except to the extent necessary to avoid an unjust or inequitable result.

IN WITNESS WHEREOF, this Agreement has been executed by each Party or on behalf of each Party by its respective duly authorized officer, all as of the date first above written.

THE NAKED EDGE, LLC

By:	/s/ John McHugh
	Name:	John McHugh
	Title:	Managing Member

MISTER GOODY, INC.

By:	/s/ Joel Arberman
	Name:	Joel Arberman
	Title:	Chief Executive Officer

EXHIBITS

Exhibit A
Naked Edge LLC Operating Agreement

THE NAKED EDGE, LLC AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THE NAKED EDGE, LLC,

A COLORADO LIMITED LIABILITY COMPANY

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OPERATING AGREEMENT OR THE INTERESTS PROVIDED FOR HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTIONS SET FORTH IN SECTION 4(2) THEREOF AND IN THE RULES OF REGULATION D PROMULGATED THEREUNDER; THE ISSUER IS UNDER NO OBLIGATION TO REGISTER THE UNITS UNDER THE 1933 ACT.

A UNIT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS THAT SUCH REGISTRATION IS NOT REQUIRED.  ADDITIONAL RESTRICTIONS ON THE TRANSFER OF INTERESTS ARE CONTAINED IN SECTION 6 OF THIS AGREEMENT. BASED UPON THE FOREGOING, EACH PURCHASER OF A UNIT MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

Dated as of August 24, 2012

AMENDED AND RESTATED LIMITED LIABILITY

COMPANY OPERATING AGREEMENT

This Amended and Restated Limited Liability Company Operating Agreement (this “Agreement”) of The Naked Edge, LLC (the “Company”) is entered into this 24th day of August, 2012, by the parties listed on Schedule 3.04 attached hereto (the “Members”), pursuant to and in accordance with the Colorado Limited Liability Company Act, as amended from time to time (the “Act”).

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to the Act by filing the Articles of Organization with the Office of the Secretary of State of the State of Colorado on January 7, 2011, and John McHugh and Lisa McHugh (f/k/a Lisa Goode) entered into the Initial Operating Agreement (as defined in Section 1.01).

WHEREAS, on August 24, 2012, Mister Goody, Inc., Inc., a Florida corporation (“Mister Goody”) purchased an interest representing a 50% ownership interest in the Common Units (as defined in Section 1.01) of Company pursuant to the LLC Purchase Agreement (as defined in Section 1.01).

WHEREAS, on August 24, 2012, the Company and the Members amended and restated the Initial Operating Agreement in its entirety to reflect the transactions contained in the LLC Purchase Agreement; the admission of Mister Goody as a Member of the Company and the establishment of series of ownership units with designated units having the rights to certain proceeds, profits and returns.

WHEREAS, the parties hereto wish to set forth this Agreement with respect to the rights, preferences and privileges of the Members of the Company.

NOW THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.

Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings

“Act” means the Colorado Limited Liability Company Act, as amended and in effect from time to time.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including,

with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the recitals.

“Applicable Federal Rate” means the interest rate specified for debt instruments of equivalent terms pursuant to Section 1274(d)(1) of the Code.

“Board of Managers” means the board of managers of the Company as constituted under and with the powers and obligations as set forth in this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of Colorado.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i)

To each Member’s Capital Account there shall be credited such Member’s Capital Contribution, such Member’s distributive share of Net Income, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(ii)

To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Loss, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(iii)

In the event all or a portion of a Member’s Units are Transferred in accordance with the terms of this Agreement and the Members’ Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred Units.

(iv)

In determining the amount of any liability for purposes of clauses (i) and (ii) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

“Capital Contributions” means with respect to any Member, the sum of the amount of cash and the fair market value (on the date contributed) of any property (other than cash) contributed to the Company by such Member (or its predecessors in interest) with respect to the Units held by such Member.

“Change in Control” means, any merger, reorganization, consolidation, or recapitalization transaction or series of transactions, whether or not the Company is the surviving or continuing corporation in such transaction; provided that such transaction or series of related of transactions shall not be a Change in Control if the holders of Units immediately prior to such transaction or transactions will, immediately after such transaction or transactions (by virtue of securities issued as consideration for the transaction or otherwise) hold at least 50% of the voting power of the surviving, continuing, or purchasing entity in substantially the same relative proportions as existed prior to such transaction or series of transactions; or

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning set forth in Section 3.04.

“Company” means The Naked Edge, LLC, a Colorado limited liability company.

“Consultant” has the meaning set forth in Section 5.03.

“Costs” has the meaning set forth in Section 5.04.

“Depreciation” for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Fiscal Year, except that (i) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year and that difference is being eliminated by use of the “Remedial Method” as defined by Section 1.704-3(d) of the Regulations, Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Section 1.704-3(d)(2) of the Regulations, and (ii) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Elected Management Designee” means a member on the Board of Managers of the Company who is not a Member and who is elected by a majority of the Common Units pursuant to the applicable provisions of Article V.

“Fiscal Year” means the calendar year.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)        the Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined by the Board of Managers at the time of contribution;

(ii)

the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by a majority of the Board of Managers, as of the following times: (a) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to any Member of more than a de minimis amount of property as consideration for an interest in the

Company; (c) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (d) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(iii)

The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by a majority of the Board of Managers.

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clause (i) or (ii) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.

“Indemnified Party” has the meaning set forth in Section 5.04.

“Initial Operating Agreement” means the first limited liability operating agreement of the Company entered into by John McHugh and Lisa McHugh (f/k/a Lisa Goode) as the sole members of the Company.

“Investment” shall mean an investment opportunity identified by the Board of Managers of the Company and to which Units become available.

“LLC Purchase Agreement” means that certain LLC Purchase Agreement, dated as of August 24, 2012, among the Company, Mister Goody and solely with respect to certain sections thereof, John McHugh and Lisa McHugh.

“Loss” has the meaning set forth in Section 5.04.

“Manager” means a member on the Board of Managers of the Company.

“Members” means the members listed on Schedule 3.04 attached hereto, as may be amended from time to time.

“Mister Goody” has the meaning set forth in the recitals.

“Mister Goody Management Designee” means a Manager designated solely by Mister Goody and who is not elected by a majority of the Common Units pursuant to the applicable provisions of Article V.

“Mister Goody Option” means the one-time option to purchase Preferred Units granted by the Company to Mr. Goody as defined in the LLC Purchase Agreement.

“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with

Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

(i)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph shall be added to such income or loss;

(ii)

Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-(1)(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(iii)

In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)

Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

(v)

In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation.”

“Officers” has the meaning set forth in Section 5.02.

“Person” means a natural person, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity, association, or group.

“Preferred Units” the meaning set forth in Section 3.04.

“Regulations” means the Income Tax Regulations promulgated under the Code, as amended from time to time.

“Sale Event” has the meaning set forth in Section 9.01.

“Tax Matters Member” has the meaning set forth in Section 6.04.

“Transfer” means the sale, transfer, assignment, pledge, or hypothecation, in whole or in part, of a Member’s Units.

“Units” has the meaning set forth in Section 3.04.

Section 1.02.  Other Definitional Provisions. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa.  The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Schedule, Annex, and like references are references to this Agreement unless otherwise specified. References in this Agreement to any Persons shall include such Persons, successors, and permitted assigns.

ARTICLE II

ORGANIZATION, PURPOSE AND POWERS

Section 2.01.  Name. The name of the Company is The Naked Edge, LLC.

Section 2.02.  Articles of Organization. The Company was formed under the Act by the filing of the Articles of Organization of the Company with the Secretary of State of the State of Colorado on January 7, 2011. The Company filed Amended and Restated Articles of Organization with the Secretary of State of the State of Colorado on July 18, 2012.

Section 2.03.  Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

Section 2.04.  Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental, or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company.

Section 2.05.  Principal Office. The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from 2825 Wilderness Place, Suite 900, Boulder, Colorado 80308 or such place or places as may hereafter be determined by the Board of Managers.

Section 2.06.  Reserved.

Section 2.07.  Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Colorado is John McHugh, 3095 29th St. #102, Boulder, CO  80301.

Section 2.08.  Qualification in Other Jurisdictions. The Board of Managers shall cause the Company to be registered or qualified under its own name or under an assumed or fictitious name pursuant to a foreign limited liability company statute or similar laws in any jurisdictions in which the Company owns property or transacts business if such registration or qualification is necessary to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business in such jurisdiction.

Section 2.09.  Term. The Company commenced on the date of the filing of the Certificate of Formation of the Company on January 7, 2011, in accordance with the Act and shall continue until dissolution of the Company in accordance with ARTICLE IX of this Agreement.

Section 2.10.  Limited Liability. Except as otherwise provided by the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and none of the Members, Managers, Officers, employees, or agents of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of acting in such capacity.

ARTICLE III

CAPITALIZATION AND CAPITAL CONTRIBUTIONS

Section 3.01. Capital Contributions. The Members and their respective Capital Contributions are as set forth on Schedule 3.04 hereto (as may be amended from time to time, including, but not limited to, the admission of an additional Member pursuant to Section 4.06 hereof).

Section 3.02.  Additional Contributions. Except as required by the Act, no Member is required, under any circumstances, to make any additional Capital Contributions to the Company.

Section 3.03.  Negative Capital Account Balances. Members will have no obligation to restore any negative balance in their respective Capital Accounts.

Section 3.04.  Units. Members’ ownership interests in the Company shall be represented by Units.  The Board of Managers of the Company is hereby expressly vested with authority to provide for the issuance of Units in one or more classes or one or more series, with such voting powers, designations, preference and relative, participating, optional and other special rights, and qualifications or limitations thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for such issue adopted by the Board of Managers under the Act, provided however that all existing holders of Units must unanimously consent to any such issuance of Units, if such newly issued Units have superior rights or privileges relative to any existing Units, or such issuance results in dilution of any existing Unit holder’s equity in the Company, disproportionate to any other holder of Units.

Initially, there will be two classes of Units (i) Preferred Units (the “Preferred Units; and (ii) Common Units (the “Common Units”). The number and series of Units issued to each Member in respect of such Member’s Capital Contribution or Gross Asset Value Contribution is set forth opposite their respective names on Schedule 3.04 attached hereto. Units that have been redeemed by the Company shall not be reissued.

Section 3.05.  Common Units. All Common Units shall have the same rights, powers, and duties. The voting, distribution, and liquidation rights of the holders of Common Units are subject to and qualified by the rights of holders of the Preferred Units as set forth in this Agreement.

Section 3.06.  Preferred Units. The Preferred Units shall have distribution, redemption, voting, liquidation, and other rights as set forth in this Agreement.

ARTICLE IV

MEMBERS; VOTING

Section 4.01.  Members. The name and the mailing address of each Member is as set forth below its name on Schedule 3.04 attached hereto, which Schedule shall be amended from time to time to reflect the addition or withdrawal of any Member permitted under the terms of this Agreement.

Section 4.02.  Consent. Unless otherwise expressly provided herein, consent of the holders of Units required under law or for purposes of this Agreement may be obtained: (i) at any meeting of the Members; provided that, Members holding at least a majority of the Units entitled to vote on such matter are present at such meeting, and that Members holding a majority of the Units held by the Members attending the meeting vote in favor of the matter being voted upon, or (ii) by the written consent of the Members holding at least a majority of the Units, provided a copy of such consent is sent to all the Members promptly.

Section 4.03.  Meetings. Any matter requiring the approval or consent of any class of Unit holders pursuant to this Agreement may be considered at a meeting of holders of Units. Any such meeting shall be held not less than five (5) nor more than sixty (60) days after notification thereof shall have been given in writing by the Board of Managers to the holders of Units.  Such notification may be given by the Board of Managers, in its discretion, at any time.

Any such notification shall state briefly the purpose, time and place of the meeting. Notices shall be deemed sent three (3) days after deposit in the U.S. mail, first class, postage prepaid, one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by facsimile or email.

All such meetings shall be held within or outside the state of the Company’s principal place of business at such reasonable place as the Board of Managers shall designate and during normal business hours. Any meeting may be held by conference telephone or similar communication equipment so long as all Members holding Units participating in the meeting can hear one another, and all Members holding Units participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 4.04.  Voting Rights. Members holding Common Units shall have the right to vote on any matter requiring a vote of Unit holders hereunder or under law.  In the event of a voting deadlock between Mister Goody, Inc. on the one hand, and John McHugh and Lisa McHugh on the other, pertaining to a matter or decision for which the outcome may be reasonably expected to have a material effect on the conduct of the Company’s business, prior to any party initiating litigation that could result in the dissolution of the Company, the parties shall first subject the matter to mediation conducted in Boulder, Colorado, by the Judicial Arbiter Group.

Section 4.05.  Voting Rights of Preferred Units. Each holder of shares of Preferred Units shall be entitled to one (1) vote for each Unit held. Each holder of Preferred Units shall be entitled to vote solely on the following matters: (i) dissolution of the Company; and (ii) sale of the Company or sale of substantially all of the assets of the Company. For the avoidance of doubt, nothing in this Section 4.05 is intended to limit the voting rights provided for in Section 4.04, at times where a Member holds both Common Units and Preferred Units.

Section 4.06.  Admission of Additional Members. One (1) or more additional Members of the Company may be admitted to the Company with the written consent of a majority of the Common Units.  Any additional Member admitted to the Company under this Section 4.06 shall agree to be bound by the terms and conditions of this Agreement.  Schedule 3.04 to this Agreement shall be updated by the Company to reflect the admission of any additional Member.

Section 4.07.  Assignment and Transferability of Units.  No Member’s Units are assignable in whole or in part, unless a majority of the non-assigning Common Units consents to such assignment.  An assignee of Units in the Company may not become a Member unless a majority of all other Common Units consent and the assignee agrees to be bound by this Agreement. An assignee who has become a Member has, to the extent assigned, the rights and powers, and is subject to the restrictions and liabilities, of a Member under the Articles of Organization, this Agreement and the Act.  An assignee who becomes a Member shall be liable for the obligations of his assignor to make and return contributions as provided under the Act; however, the assignee is not obligated for liabilities which are unknown to the assignee at the time he became a Member and which could not be ascertained prior to his execution of this Agreement.  If an assignee of Units becomes a Member, the assignor is not released from liability to the Company under the Act. An assignment of Units does not dissolve the Company or entitle the assignee to become or to exercise any rights or powers of a Member.  An assignment entitles the assignees to share in the profits and losses of the Company, to receive such distribution(s) and to receive such allocation of income, gain, loss deduction or credit or similar item to which the assignor was entitled, to the extent assigned.  A Member ceases to be a Member and ceases to have the power(s) to exercise the rights of a Member upon assignment of his entire interest in Units. Notwithstanding anything specifically described in this Agreement to the contrary, no such transfer may occur unless the transferee executes a counterpart of this Agreement and agrees to be bound by all the restrictions on the Members in this Agreement.

Section 4.08.  Other Business. Subject to the terms of any employment or non-competition agreement with the Company, a Member is not restricted under the terms hereof from engaging in or possessing an interest in other business ventures (connected or unconnected with the Company) of any kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

ARTICLE V

MANAGEMENT AND OPERATION OF THE COMPANY

Section 5.01.  Management.

(a)

Board of Managers. In accordance with the Act, management of the Company shall be vested in the Board of Managers. A Manager does not have to be a Member of the Company in order to serve as a Manager. The Board of Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company set forth in this Agreement.

(b)

Number, Appointment. The Board of Managers shall consist of three (3) members, and no more than five (5) members.  The Board of Managers may from time to time and only with the unanimous consent of the Members, consist of two (2) Managers.  Appointments made pursuant to this Section 5.01 shall be evidenced by an instrument in writing signed by the appointing party and delivered to the Company. Each appointee shall hold office until his or her successor is appointed and qualified or until his or her earlier resignation, removal or death. Initially, John McHugh, one (1) Mister Goody Management Designee and one (1) Elected Management Designee shall serve as the members of the Board of Managers. In the event the Mister Goody Option is exercised, two (2) additional Elected Management Designees shall be appointed to the Board of Managers.

(c)

Withdrawal; Removal; Replacement. Managers may withdraw at any time. A Manager, other than John McHugh or a Mister Goody Management Designee may be removed at any time for any reason or no reason upon the written direction of the majority of the Board of Managers, effective upon the delivery of such written direction by the majority of the Board of Managers. A Mister Goody Management Designee may be removed at any time for any reason or no reason upon the written direction of Mister Goody, effective upon the delivery of such written direction by Mister Goody. In the event that any Manager is removed or shall have resigned or become unable to serve, the Board of Managers shall have the power to designate a person to fill such vacancy, whereupon each of the parties hereto, or their successors and assigns, agree to take such action as is necessary to promptly elect such person to fill such vacancy. Notwithstanding the previous sentence, in the event John McHugh shall have resigned or become unable to serve, John McHugh or his designee shall have the power to designate a person to fill John McHugh’s vacancy; and in the event a Mister Goody Management Designee is removed or shall have resigned or become unable to serve, Mister Goody shall have the power to designate a person to fill the Mister Goody Management Designee vacancy.

(d)

Consent. Unless otherwise expressly provided herein, any consent of the Board of Managers required under law or for purposes of this Agreement shall be obtained either: (i) at any meeting of the Board of Managers held in accordance with Section 5.01(e) hereof; provided that, at least a majority of the members of the Board of Managers are present at such meeting, and that a majority of the members of the Board of Managers attending the meeting vote in favor of the matter being voted upon, or (ii) by the written consent of the Board of Managers, provided a copy of such consent is sent to all the Managers promptly thereafter.

(e)

Meetings of the Board of Managers.

(i)

The Managers shall schedule regular meetings not less frequently than once every calendar quarter to be held at a location mutually agreeable to a majority of the Managers.  The Company shall reimburse all members of the Board of Managers of the Company for all direct out-of-pocket travel expenses incurred by them in attending such meetings, subject to reasonable levels consistent with the travel policies of the Company.

(ii)

Any meeting of the Board of Managers must be held not less than two (2) nor more than sixty (60) days after notification thereof shall have been given to the members of the Board of Managers, in their discretion, at any time. Any such notification shall state briefly the purpose, time, and place of the meeting. Notices shall be deemed received two (2) days after deposit in the U.S. mail, first class, postage prepaid, one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by facsimile or electronic mail. Any meeting may be held by conference telephone or similar communication equipment so long as all members of the Board of Managers participating in the meeting can hear one another, and all members of the Board of Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.02.  Officers.

(a)

Appointment of Officers. The Board of Managers may appoint individuals as officers (“Officers”) of the Company, which shall include: (i) a Chief Executive Officer, (ii) a President, (iii) a Chief Financial Officer/Treasurer, and (iv) a Secretary, and may include such other Officers (such as any number of Vice Presidents) as the Board of Managers deems advisable. No Officer need be a Member or a Manager. An individual can be appointed to more than one office.

(b)

Duties and Limitations of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board of Managers and any limitations or restrictions set forth in this Agreement, the Officers shall have full and complete discretion to manage and control the day-to-day business, operations, and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations, and affairs of the Company in the ordinary course of its business, and to take all such actions as he or she deems necessary or appropriate to accomplish the foregoing. Each Officer shall have such individual powers and duties as may be prescribed by the Board of Managers or this Agreement. However, no Officer (or other Person) shall have the authority, without the consent of a majority of the 75% of the Board of Managers, to incur indebtedness on behalf of the Company in excess of $5,000; to issue a check in the name of the Company in excess of $10,000 or do any act in contravention of the Company’s Articles of Organization, do any act that would make it impossible to carry on the ordinary business of the Company, or confess a judgment against the Company.

(c)

Authority of Officers. Subject to Section 5.02(b), any Officer of the Company shall have the right, power, and authority to transact business in the name of the Company or to execute agreements on behalf of the Company, with respect to those agreements that are commonly signed by such officers of a business formed in Colorado. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d)

Removal, Resignation, and Filling of Vacancy of Officers. The Board of Managers may remove any Officer, for any reason or for no reason, at any time, subject to the provisions of section 5.02(j). Any Officer may resign at any time by giving written notice to the Board of Managers, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, however, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal, or otherwise shall be filled by the Board of Managers.

(e)

Compensation of Officers. The Officers shall be entitled to receive compensation from the Company as determined by the Board of Managers. In addition, the Officers shall be entitled to the compensation set forth in the consulting agreement set forth in the exhibit next to their name in Section 5.02(j).

(f)

Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board of Managers, the Chief Executive Officer, if appointed, shall have general supervision over the day-to-day business, operations, and affairs of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Managers.

(g)

President. The President shall exercise the functions of the Chief Executive Officer of the Company during the absence or disability of the Chief Executive Officer and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Managers.

(h)

Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, and Units. The Chief Financial Officer/Treasurer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Chief Financial Officer/Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Managers.

(i)

Secretary. The Secretary shall (i) keep the minutes of the meetings of the Members and the Board of Managers in one or more books provided for that purpose; (ii) see that all notices on behalf of the Company or the Board of Managers are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the Company records; (iv) keep a register of the addresses of each Member, which shall be furnished to the Secretary by such Member; and (v) in general perform all duties incident to the office of a secretary of a corporation formed in Colorado. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Managers.

(j)

Subject to the provisions of this Section 5.02, the following Persons shall serve in the offices set forth next to their name at the pleasure of the Board of Managers and until their successors are duly designated and appointed by the Board Managers. Until the Company obtains the unanimous written consent of the Board of Managers, the persons whose names appear below shall be appointed to the offices and pursuant to the Employment Agreement(s) attached as an Exhibit to this Agreement set forth next to their name, unless such person is removed from office for Cause (as defined in their respective Employment Agreements) or otherwise disqualified to serve as provided for in Section 5.02(k):

Name	Office	Exhibit Designation
John McHugh	CEO	Exhibit 5.02(j)A
Lisa McHugh	President	Exhibit 5.02(j)B

(k) Removal of Officers for Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following events: (i) the Officer, in the performance of the services described in this Section 5.02, engages in conduct with respect to the Company that amounts to insubordination, fraud, dishonesty, misappropriation of assets of the Company, misconduct or gross negligence; (ii) the Officer, fails to perform the services described in Section 5.02 diligently, competently and in the manner and to the extent required under this Agreement, or breaches any provision of this Agreement or any fiduciary or other obligation owed by the Officer to the Company; or (iii) the Officer fails or refuses to follow established lawful policies of the Company.

Upon the occurrence of any such event, the Company may remove the Officer from their Officer position immediately by giving written notice of such termination to the Officer, which termination shall be effective as of the Officer's receipt of the written notice of such termination.  Additionally, upon the effective date of the Officer's removal, the Officer shall be deemed to have automatically resigned from any and all Board of Manager positions, other Offices or other positions (fiduciary or otherwise) that the Officer may then hold in connection with the Company, which resignation shall be deemed effective without the requirement that a written resignation be delivered by the Officer.  From and after the effective date of the Officer's removal hereunder, the Company shall continue to have all rights available to the Company under this Agreement, including, without limitation, all rights under Section 5.04, at law or in equity, and the provisions of this Agreement shall survive the Officer's removal hereunder to the extent required to give full effect to the covenants and agreements contained herein.

Section 5.03.  Consultants.

(a)

Appointment of Consultants. The Board of Managers may appoint any Person as a consultant (“Consultant”) of the Company as the Board of Managers deems advisable. The Board of Managers shall appoint Mister Goody as a Consultant pursuant to the Consulting Agreement attached hereto as Exhibit 5.03.

Section 5.04.  Exculpation and Indemnification. None of the Members, Officers, or Managers (each an “Indemnified Party”) shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage, or claim (a “Loss”) (or any expenses or costs associated therewith, including without limitation legal fees and expenses (“Costs”)) incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such Loss and Costs, incurred by reason of such Indemnified Party’s gross negligence or willful misconduct. To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any Loss or Costs incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any Loss or Costs incurred by such Indemnified Party by reason of such Indemnified Party’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 5.04 shall be provided out of and to the extent of Company assets only, and no Member, Manager, or Officer shall have personal liability on account thereof.

Section 5.05.  Directors and Officers Insurance. The Company may purchase and maintain director and officer liability insurance at appropriate levels of coverage as determined by the Board of Managers.

ARTICLE VI

ALLOCATIONS AND OTHER TAX MATTERS

Section 6.01.  Allocations. The Company’s income, expense, gain, loss, credits and other items shall be allocated among the members for tax purposes in a manner consistent with applicable law and this Agreement. All items of profit and loss of a specific project or investment shall be allocated to the series of units designated for such project or investment. No such allocation may be made without the majority consent of the Board of Managers. The tax allocations made pursuant to this Section 6.01 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement.

Section 6.02.  Tax Payments and Obligations. In the event that withholding taxes are paid or required to be paid in respect of amounts received or distributed by the Company, such payments or obligations shall be treated as follows:

(a)

Payments by the Company. The Company is authorized to withhold from any payment made to, or any distributive share of, a Member, any taxes required by law to be withheld, and in such event, such taxes shall be treated as if an amount equal to such withheld taxes had been paid to the member rather than paid over to the taxing authority.

(b)

Overwithholding. Neither the Company nor any Member shall be liable for any excess taxes withheld in respect of any other Member’s interest in the Company, and, in the event of overwithholding, such other Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

(c)

Certain Withheld Taxes Treated as Demand Loans. Any taxes withheld pursuant to Section 6.02(a) shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Applicable Federal Rate as of the date of such withholding. The Board of Managers may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(d)

Indemnity. In the event that the Company, or any Member or any Affiliate thereof, becomes liable as a result of a failure to withhold and remit taxes in respect of any other Member (the “Underwithheld Member”), then, in addition to, and without limiting, any indemnities for which the Underwithheld Member may be liable under Section 5.04 hereof, such Underwithheld Member shall indemnify and hold harmless the Company, or the other Members, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution, and payment of such liability. The provisions contained in this Section 6.02(d) shall survive the termination of the Company and the withdrawal of any Member.

Section 6.03.  Tax Classification of the Company. It is intended that the Company be classified as a partnership for United States federal income tax purposes.

(a)

Certain Tax Elections. The Company shall not, without the consent of the Board of Managers, file any election pursuant to Regulation Section 301.7701-3(c) to be treated as an entity other than a partnership. The Company shall not elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of subchapter K of the Code.

(b)

Publicly Traded Partnership. To ensure that Units are not traded on an established securities market within the meaning of Regulation Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulation Section 1.7704-1(c), notwithstanding anything to the contrary contained in this Agreement:

(i)

Establishment of a Market. The Company shall not participate in the establishment of a market or the inclusion of Units thereon; and

(ii)

Non-Recognition of Certain Market Transfers. The Company shall not recognize any Transfer made on any market by (a) redeeming any Units of a Member, or (b) admitting as a Member any transferee pursuant to a Transfer or otherwise recognizing any rights of any transferee, such as a right of such transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

Section 6.04.  Tax Matters Member.

(a)

Designation. John McHugh is hereby designated as the tax matters partner within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Member”).  In such capacity, the Tax Matters Member shall have all of the rights, authority, and power, and shall be subject to all of the regulations of, a tax matters partner to the extent provided in the Code and the Regulations.

(b)

State and Local Tax Law. If any state or local tax law provides for a tax matters partner or person having similar rights, powers, authority, or obligations, the Tax Matters Member shall also serve in such capacity. In all other cases, the Tax Matters Member shall represent the Company in all tax matters to the extent allowed by law.

(c)

Expenses of the Tax Matters Member. Reasonable expenses incurred by the Tax Matters Member as the Tax Matters Member, or in a similar capacity as set forth in this Section 6.04, shall be borne by the Company as Company expenses. Such expenses shall include, without limitation, reasonable fees of attorneys and other tax professionals, accountants, appraisers, and experts, filing fees, and reasonable out-of-pocket costs.

(d)

Effect of Certain Decisions by Tax Matters Member. Any decisions made by the Tax Matters Member, including, without limitation, whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest shall be made in the Tax Matters Member’s discretion.

ARTICLE VII

DISTRIBUTIONS

Section 7.01.  Operating Distributions.

(a)       Operating distributions of cash or property shall be made at such times and in such amounts as shall be determined by the Board of Managers.  All such distributions shall be made to the Members in accordance with Section 9.03.

(b)       No  Member  shall  have  the  right  to  demand  distributions  of  specific property, but any items of property that are distributed shall be allocated among the Members shall be made to Members in accordance with Section 9.03.

(c)

The  Members  acknowledge  that  certain  Securities  distributed  by  the Company may be subject to restrictions on transfer and similar limitations.

Section 7.02.  Distributions upon Dissolution. Distributions in connection with the liquidation and dissolution of the Company shall be made to Members in accordance with Section 9.03.

Section 7.03.  Non-Cash Distributions. Whenever a distribution provided for in this ARTICLE VII shall be payable in property other than cash, the value of such distribution shall be deemed to be the Gross Asset Value of such property.

ARTICLE VIII

BOOKS AND RECORDS; REPORTS

Section 8.01.  Books and Records. The Company will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to applicable laws or reasonably requested by a Member to be provided to enable (i) timely preparation of Mister Goody’s financial statements required for the annual, quarterly and interim reports filed by Mister Goody with the U.S. Securities and Exchange Commission; and (ii) preparation and timely payment of quarterly estimated taxes. In addition, each Member shall, not later than thirty (30) days after the close of each fiscal year of the Company, receive a Schedule K-1 from the Company. Each Member shall have free access during normal business hours to discuss the operations and business of the Company with the Officers of the Company, and to inspect all books, records, and other information relative to the operations and business of the Company. The appropriate Officers of the Company will provide all necessary assistance to Mister Goody to enable Mister Goody to timely file the previously mentioned annual, quarterly and interim reports to the U.S. Securities and Exchange Commission.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.01.  Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur, in any transaction or series of transactions, of the following (each, a “Sale Event”): (i) a voluntary or involuntary liquidation, reorganization, dissolution or winding up of the Company; (ii) a direct or indirect sale of all or substantially all of the assets of the Company; or (iii) a Change of Control that has been approved by a majority of holders of Preferred Units.

Section 9.02.  Liquidation. Upon dissolution of the Company, the Board of Managers or, if one is appointed, an authorized liquidating trustee shall wind up the Company’s affairs. Upon termination and dissolution of the Company and liquidation of its assets, the Board of Managers or liquidating trustee, as the case may be, shall apply the Company’s assets to the payment of all liabilities owing to creditors in accordance with the applicable law. The Board of Managers or liquidating trustee, as the case may be, shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid by the Board of Managers or liquidating trustee, as the case may be, upon dissolution to a bank or trust company to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period or occurrence of such events as the Board of Managers or liquidating trustee, as the case may be, may in establishing such reserves deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 9.03.

Section 9.03.  Distributions upon Liquidation. Upon dissolution of the Company in accordance with Section 9.01 and the payment to creditors, including the establishment of reasonable reserves, in accordance with Section 9.02, the Company shall distribute the remaining assets of the Company pursuant to the following in no order of priority:

(a)

to each holder of Preferred Units in accordance with their percentage interests as set forth on Schedule 3.04 attached hereto an amount equal to 60% of the remaining assets.

(b)

to each holder of Common Units in accordance with their percentage interests as set forth on Schedule 3.04 attached hereto an amount equal to 40% of the remaining assets.

ARTICLE X

RIGHT OF FIRST REFUSAL/PREEMPTIVE RIGHTS

Section 10.01.  Right of First Refusal. If any Member shall desire to Transfer all or a part of their Units, whether Common Units or Preferred Units, such Member shall first provide the other Members with written notice of its desire to Transfer, including a description of the class and number of Units to be offered, their proposed price and the financial terms on which they will be offered. The other Members shall have thirty (30) days after receipt of such notice to exercise, by mailing to the transferring Member a written notice thereof, a right of first refusal to purchase such Units at the price and upon financial terms offered by the transferring Member. Notices shall be deemed received two (2) days after deposit in the U.S. mail, first class, postage prepaid, one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by facsimile or electronic mail. If other Members exercise such right of first refusal to purchase, it shall have an additional period of forty five (45) days after such exercise within which to make payment for, and take title to, such Units. In the event of an over subscription of such Units, the Units will be offered to the Members pro rata based upon the Voting Rights of their Common Units. If the other Members do not exercise such right of first refusal to purchase, the transferring Member shall have a forty five (45) day period in which to sell the Units at a price and upon financial terms no less favorable to the transferring Member than those specified in the transferring Member's notice to the other Members, provided that the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

Section 10.02.  Excepted Transfer. The provisions of Sections 10.1 notwithstanding, a Member may Transfer all (but not part of) the Units held by it to any corporation or other legal entity that succeeds to all or substantially all of such Member's business and properties, or that wholly owns or is wholly-owned by, such Member; provided, however, that the transferee shall have agreed to be bound jointly with the transferring Member by all of the terms and conditions of this Agreement.

Section 10.03.  Non-recording of Transfer. The Company shall not record the transfer of Units by a Member in violation of this Section 10, and shall affix the following legend on any certificate representing Units subject to this Section 10:

"Any sale, assignment, transfer, pledge, bequest or other disposition of the Units of ownership interest represented by this Certificate is restricted by and subject to the terms and provisions of The Naked Edge, LLC Amended And Restated Limited Liability Company Operating Agreement dated August 24, 2012 by and among the Company and its Members, a copy of which Agreement is on file in the principal office of this Corporation, which Agreement may from time to time hereafter be amended. The Units of stock evidenced by this Certificate have not been registered with the Securities and

Exchange Commission, but have been issued pursuant to the private offering exemption under the Securities Act of 1933, as amended."

Section 10.04.  Preemptive Rights. Each Member has a preemptive right to purchase all or some of any Units, whether Common Units or Preferred Units, offered for sale by the Company, on the same terms and conditions and at the same price as offered to third parties. In the event of an over subscription of such Units, the Units will be offered to the Members pro rata based upon the Voting Rights of their Common Units. Members shall have thirty (30) days after receipt of such notice to exercise, by mailing to the Company a written notice thereof, a preemptive right to purchase such Units at the price and upon financial terms offered by the Company. Notices shall be deemed received two (2) days after deposit in the U.S. mail, first class, postage prepaid, one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by facsimile or electronic mail. If a Member exercises such preemptive right to purchase, it shall have an additional period of forty five (45) days after such exercise within which to make payment for, and take title to, such Units. If a Member does not exercise such preemptive right to purchase, the Company shall have a forty five (45) day period in which to sell the Units at a price and upon financial terms no less favorable to the Company than those specified in the Company’s notice to the Members, provided that the transferee agrees in writing to be bound by the terms and conditions of this Agreement. The preemptive rights granted in this Section 10.04 shall expire upon and shall not apply to an initial public offering of Units, or to Units exchanged for assets or securities of another legal entity in any acquisition of assets, merger, or other reorganization transaction with the Company.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Severability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable, and legal.

Section 11.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

Section 11.03. Entire Agreement. This Agreement, constitutes the entire agreement of the Members with respect to the subject matter hereof.

Section 11.04. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Colorado (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

Section 11.05. Amendments. This Agreement may not be modified, altered, supplemented, or amended (by merger, repeal, or otherwise) except pursuant to a written agreement executed and delivered by the holders of a majority of the Common Units.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

THE NAKED EDGE, LLC

By: ___/s/ John McHugh_______

John McHugh, Manager

By:   __/s/ Joel Arberman_________

Joel Arberman, Manager

MEMBERS

__/s/ John McHugh_______

John McHugh, individually

__/s/ Lisa McHugh________

Lisa McHugh, individually

_____________________

Mister Goody, Inc.

By:   ____/s/ Joel Arberman____

Joel Arberman, CEO

Schedule 3.04

Members

Name and Address	Capital and Other Contributions	Preferred Units	Common Units
Lisa Goode 3095 29th St. #102 Boulder, CO 80301	$_________ Knowledge and services.	50,000	25,000
John McHugh 3095 29th St. #102 Boulder, CO 80301	$_________ Knowledge and services.	50,000	25,000
Mister Goody, Inc. 7877 Emerald Winds Circle Boynton Beach, FL 33473	$65,000.00	0	50,000
TOTAL UNITS		100,000	100,000

Schedule 5.02(j)A
Employment Agreement

John McHugh
CEO

EMPLOYEE AGREEMENT

THIS EMPLOYEE AGREEMENT made as of August 24, 2012, by and between The Naked Edge., a Colorado limited liability company (the “Company”); and John McHugh (“Employee”).

WHEREAS, the Company wishes to employ Employee under the terms and conditions set forth and Employee wishes to be employed on these terms and conditions.

THEREFORE, in consideration of the agreements contained in this Employee Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

Employment

1.1.

Employment. The Company agrees to employ Employee, and Employee accepts employment with the Company, on and subject to the terms and conditions set forth in this Employee Agreement.

1.2.

Term.

This Agreement shall become effective upon execution hereof and remain in effect until cancelled by either party, which cancellation may be effected at any time upon ten days written notice; provided, however, that the Company may not terminate this Agreement other than for “Cause.”  For purposes of this Agreement, termination for “Cause” means termination by the Company of this Agreement by reason of the Employee’s fraud or misconduct that materially and adversely affects the Company, negligence in the performance of his or her duties, persistent failure to perform the duties as contemplated herein, conduct that discredits the Company, or material breach of the terms of this Agreement, provided in each case that the Employee has been provided written notice of the facts and circumstances alleged to constitute Cause hereunder and at least 10 days’ opportunity to cure the same.

ARTICLE 2

Duties

2.1.

Position and Duties. The Company agrees to employ Employee to act as its CEO. Employee shall be responsible for performing the duties as described on Appendix A, attached hereto and made a part hereof. Employee agrees that he will serve the Company faithfully and to the best of his ability during the term of employment, under the direction of the Board of Managers. The Company and Employee may from time to time change the nature of Employee’s duties and job title, with the written consent of both parties.

2.2.

Time Devoted to Work.  Employee agrees that he will devote all of the necessary business time, attention, and energies, as well as Employee’s best talents and abilities to the business of the Company in accordance with the Company’s instructions and directions.  Employee may engage in other business activities unrelated to the Company during the term of this Employee Agreement so long as such other business activities do not interfere with the terms and conditions of this Employee Agreement.

ARTICLE 3

Place of Employment

3.1.

Place of Employment.   Employee shall perform his duties under this Employee Agreement at 2825 Wilderness Place, Suite 900, Boulder, Colorado 80308.

ARTICLE 4

Compensation of Employee

4.1.

Base Compensation.  For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee 3% of Net Income (as defined below) from the commencement of the Term (as defined in Article 1).

For purposes of this agreement, “Net Income” means “net income” as defined in the Company’s Amended and Restated Limited Liability Company Operating Agreement (“Operating Agreement”); provided, however, that in the event the Company sustains a “Net Loss” for any fiscal quarter, as defined in the Operating Agreement, “Net Income” shall be adjusted to mean the Net Income of a fiscal quarter less any Net Loss for any previous fiscal quarter that was not already offset against any prior Net Income.

The base compensation shall be payable to Employee no later than 15 days following the closing of the applicable month that reflects Net Income, as adjusted pursuant to the above.

4.2.

 Reimbursement for Business Expenses.  Subject to the approval of the Company, the Company shall promptly pay or reimburse Employee for all reasonable business expenses incurred by Employee in performing Employee’s duties and obligations under this Employee Agreement, but only if Employee properly accounts for expenses in accordance with the Company’s policies.

4.3.

Benefits.  The Company shall provide Employee health insurance on the same terms as those provided to other Company employees.  For any period in which the Company has two or fewer total employees and has not yet established a formal employee health insurance program, the Company and Employee shall promptly negotiate in good faith the terms and coverage of a commercially reasonable health insurance plan for the Employee, which shall be paid for by the Company.

ARTICLE 5

Vacations and Other Paid Absences

5.1.

Vacation Days.  Employee shall be entitled to the same paid vacation days each calendar year during the term of this Employee Agreement as authorized by the Company for its other employees.

5.2.

Holidays.   Employee shall be entitled to the same paid holidays as authorized by the Company for its other employees.

5.3.

Sick Days and Personal Absence Days.  Employee shall be entitled to the same number of paid sick days and personal absence days as authorized by the Company for its other employees.

ARTICLE 6

Material Non-Public Information

Employee will be aware of "material non-public information" (as defined under applicable securities laws) regarding the Company and Mister Goody. Employee shall refrain from trading in securities of the Mister Goody while in possession of this information and to refrain from disclosing this information to anyone except as required in connection with its obligations pursuant to this Agreement.

ARTICLE 7

Intentionally Left Blank

ARTICLE 8

Intentionally Left Blank

ARTICLE 9

Termination of Employment

9.1.

Termination of Employment. Employee’s employment hereunder shall automatically terminate upon (i) his death; (ii) the expiration of the term of this Employee Agreement pursuant to Section 1.2; or (iii) Employee voluntarily leaving the employ of the Company.

Notwithstanding the above, if the Employee is terminated by the Company without cause, the Company shall be obligated to pay to Employee the compensation set forth in Article 4 hereof for the remainder of the term of this Employee Agreement.

ARTICLE 10

Confidential Information

10.1.

 Disclosures While Employed by the Company.  Employee acknowledges that, in performing the duties required by this Employee Agreement, Employee will be making use of,

acquiring and adding to the confidential and proprietary information of the Company and/or those persons or entities directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company (each an “Affiliate” and collectively, the “Affiliates”), which (i) is of a special nature and value, (ii) is not public information or is not generally known or available to the Company’s and/or the Affiliates’ competitors, (iii) is known only by the Company and/or the Affiliates and those of their respective employees, independent contractors, consultants, suppliers, customers or agents to whom such data and information must be confided in order to apply it to the uses intended, and (iv) relates to matters such as, but not limited to, the Company’s and the Affiliates’ respective methods of operation, internal structure, financial affairs, programs, software, equipment and techniques, existing and contemplated facilities, products and services, know-how, inventions, systems, devices (whether or not patentable), methods, ideas, procedures, manuals, confidential studies and reports, lists of suppliers and customers and prospective suppliers and customers, financial information and practices, plans, pricing, selling techniques, sales and marketing programs and methods, names, addresses and telephone numbers of the Company’s and/or the Affiliates’ suppliers and customers, credit and financial data of the Company’s and/or the Affiliates’ suppliers and customers, particular business requirements of the Company’s and/or the Affiliates’ suppliers and customers, special methods and processes involved in designing, producing and selling the Company’s and/or the Affiliates’ products and services, any other information related to the Company’s and/or the Affiliates’ suppliers and customers that could be used as a competitive advantage by the Company’s and/or the Affiliates’ competitors if revealed or disclosed to such competitors or to persons or entities revealing or disclosing same to such competitors, and all “trade secrets” (as that term is defined in C.R.S. § 7-74-102 as amended) of the Company and/or the Affiliates, all of which, together with any and all extracts, summaries and photo, electronic or other copies or reproductions, in whole or in part thereof, stored in whatever medium (including electronic or magnetic), shall be deemed the Company’s and/or the Affiliates’ exclusive property, as applicable, and shall be deemed to be “Confidential Information.”  Employee acknowledges that the Confidential Information has been and will continue to be of central importance to the business of the Company and the Affiliates, and that disclosure of it to, or its use by, others could cause substantial loss to the Company and the Affiliates.  In consideration of Employee’s employment hereunder, Employee agrees that, at all times during the term of this Employee Agreement, and (i) with respect to all Confidential Information constituting “trade secrets,” for so long thereafter as such Confidential Information continues to constitute “trade secrets;” and (ii) with respect to all Confidential Information not constituting “trade secrets,” for the period beginning on the last day of the term of this Employee Agreement and ending five (5) years thereafter, Employee shall not, directly or indirectly, use, divulge or disclose to any person or entity, other than those persons or entities employed or engaged by the Company who or which are authorized to receive such information, any of such Confidential Information, and Employee shall hold all of the Confidential Information confidential and inviolate and will not use such Confidential Information against the best interests of the Company or any of the Affiliates.

10.2.

Disclosures After Employment Terminates; Return of Records.  Employee acknowledges and agrees that all supplier, customer, employee and contractor files, contracts, agreements, financial books, records, instruments and documents, supplier and customer lists, memoranda, data, reports, sales documentation and literature, software, rolodexes, telephone and address books, letters, research, listings, and any other instruments, records or documents relating or pertaining to (i) the customers or suppliers of the Company and/or any of the Affiliates serviced by or serving the Company, any of the Affiliates or Employee, (ii) the duties performed hereunder by Employee, or (iii) the business of the Company and/or any of the Affiliates (collectively, the “Records”) shall at all times be and remain the exclusive property of the Company and/or the Affiliates, as applicable.  Upon termination of Employee’s employment hereunder for any reason whatsoever, Employee shall promptly return to the Company all Records (whether furnished by the Company or any of the Affiliates or prepared by Employee), and Employee shall neither make nor retain, nor allow any third party to make or retain, any photo, electronic or other copy or other reproduction of any of such Records after such termination.

10.3

Assignment of Inventions and Works Made for Hire.   Employee hereby irrevocably assigns and transfers, and agrees to assign and transfer, to the Company all of Employee’s right, title and interest in and to any and all Inventions and Works Made for Hire (each as hereinafter defined) made, generated or conceived by Employee at any time during the term of this Employee Agreement, whether alone or with the assistance of others, whether or not made, generated or conceived during normal business hours, and whether or not his employment with the Company is hereafter terminated for any reason whatsoever.  For purposes of this Employee Agreement, “Inventions” shall mean any and all discoveries, improvements, innovations, ideas, formulae, devices, systems, software programs, processes, products and any other creations similar thereto which pertain or relate to the Company’s primary business. For purposes of this Employee Agreement, “Works Made for Hire” shall mean any and all “work made for hire”, as that term is defined in Section 101 of the United States Copyright Law, Title 17 of the United States Code, as amended.  Upon the Company’s request, Employee will promptly execute and sign any and all applications, assignments, and other documents, and will promptly render all assistance, which may be reasonably necessary for the Company to obtain patent, copyright or any other form of intellectual property protection.

ARTICLE 11

Protective Covenants

Employee acknowledges that his specialized skills, abilities and contacts are important to the success of the Company, and agrees that he shall faithfully and strictly adhere to the following covenants:

11.1.

Non-competition. Employee acknowledges that by reason of the character and nature of the Company’s business activities and operations, and further by reason of the scope of the territory in which Employee will perform the services under this Employee Agreement, in order to protect the Company’s legitimate business interests it is necessary for Employee to agree not to engage in certain specified activities in such territory at any time during the term of this Employment Agreement and for a period of time thereafter. Employee also acknowledges that he possess the knowledge, skills and ability to obtain lucrative work with other businesses that do not constitute a Competing Business (as defined below).  Therefore, at all times during the term of this Employee Agreement, and for a period of twelve (12) months thereafter, Employee will not, directly or indirectly, within the Territory (as defined below), (a) for himself, in his capacity as a Competing Business, (b) as a consultant, manager, supervisor, employee or owner of a Competing Business (as defined below), or (c) as an independent contractor for a Competing Business, engage in any business in which Employee provides services which are the same as or substantially similar to the services Employee is providing hereunder. “Competing Business” shall mean any person, business or entity who or which sells, markets or distributes products and/or sells, furnishes or provides services substantially the same as those sold, marketed, distributed, furnished or supplied or expected to be sold, marketed, distributed, furnished or supplied by the Company during the term of this Employee Agreement. “Territory” shall mean the (i) the United States of America; (ii) any market area that the Company conducts its business; or (iii) any contemplated market area that the Company intends to conduct its business within the following twelve (12) months of the date of Employee’s termination. “Contemplated Market Area” shall mean any market area which the Company has evaluated, is evaluating, or expects to evaluate and the Company has a reasonable expectation that the Company will conduct business in such area. Employee agrees that he and the Company may amend the definition of “Territory” from and after the date hereof to reflect any significant contraction or expansion of the geographical area in which he performs the services hereunder.

11.2

Non-solicitation of Customers. Employee agrees that all customers whose relationships are managed by Employee, or with whom Employee has contact during the term of this Employee Agreement, are the Company’s customers, and that all fees and revenues produced from such relationships or contacts are the exclusive property of the Company.  Employee hereby waives and releases all claims and rights of ownership to such customer relationships, fees and revenues.  Furthermore, at all times during the term of this Employee Agreement and for a period of one (1) year thereafter, Employee will not directly or indirectly, on his own behalf or on behalf of any person, firm, partnership, association, corporation, business organization, entity or enterprise, solicit, call upon or attempt to solicit or call upon, any customer or prospective customer of the Company, or any representative of any customer or prospective customer of the Company, with a view to the sale or provision of any product or service competitive or potentially competitive with any product or service sold or provided, or under development, by the Company at any time during the shorter in duration of the term of this Employee Agreement and the last one (1) year thereof; provided that the restrictions set forth in this sentence shall apply only to customers or prospective customers of the Company, or representatives of customers or prospective customers of the Company, with which Employee had contact at any time during the shorter in duration of the term of this Employee Agreement and the last one (1) year thereof.

11.3

Non-solicitation of Employees and Independent Contractors.  At all times during the term of this Employee Agreement and for a period of one (1) year thereafter, Employee will not directly or indirectly solicit or encourage any employee or independent contractor of the Company to leave such employment or engagement with the Company, or directly or indirectly employ or engage in any capacity any former employee or independent contractor of the Company, unless such former employee or independent contractor of the Company shall have ceased to be so employed or engaged by the Company for a period of at least one (1) year immediately prior to such action by Employee.

ARTICLE 12

Construction

Employee acknowledges and agrees that the covenants and agreements contained in Articles 10 and 11 of this Employee Agreement are the essence of this Employee Agreement, and that each of such covenants and agreements is reasonable and necessary to protect and preserve the interests and business of the Company.  Employee further acknowledges and agrees that: (i) each of such covenants and agreements is separate, distinct and severable, not only from the other of such covenants and agreements, but also from the remaining provisions of this Employee Agreement, (ii) the unenforceability of any such covenants or agreements shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Employee Agreement, and (iii) in the event any court of competent jurisdiction or arbitrator, as applicable, determines, rules or holds that any such covenant or agreement hereof is overly broad or against the public policy of the state, then said court or arbitrator, as the case may be, is specifically authorized to reform and narrow said covenant or agreement to the extent necessary to make said reformed and narrowed covenant or agreement valid and enforceable to the maximum enforceable restriction permitted by law.

ARTICLE 13

Remedies

It is specifically understood and agreed that (i) any breach of any of the provisions of Article 10 or 11 of this Employee Agreement is likely to result in irreparable injury to the Company, (ii) the remedy at law alone will be an inadequate remedy for such breach, and (iii) in addition to any other remedy it may have for such breach, the Company shall be entitled to enforce the specific performance of this Employee Agreement by Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.  Notwithstanding any other provision of this Employee Agreement to the contrary, any and all obligations of the Company to pay any compensation to Employee for any reason shall cease and terminate upon the breach by Employee of any of the obligations of Employee under Articles 10 or 11 of this Employee Agreement.

ARTICLE 14

Existing Restrictive Covenants and Indemnification

Employee represents and warrants that (i) Employee is not a party to or subject to any outstanding contract, agreement or order whereby Employee is prohibited from entering into this Employee Agreement, or any outstanding restrictive covenant or noncompetition agreement which would interfere with or prevent Employee’s employment hereunder as contemplated by this Employee Agreement; (ii) Employee has performed any and all duties or obligations that he may have under any contract or agreement with a former Employer or other party, including, without limitation, the return of all confidential materials; and (iii) Employee is currently not in possession of any confidential materials or property belonging to any such former Employer or other party.  Employee acknowledges and agrees that he shall advise the Company in the event that his duties with the Company should be changed or enlarged in such a manner as to conflict with any such prior contract, agreement, order or restrictive covenant.  Without limitation on any other rights or remedies available to the Company with respect to Employee’s breach of his obligations hereunder, Employee shall defend, indemnify and hold the Company, the Affiliates, and each of their respective shareholders, officers, directors, employees, counsel, agents, affiliates and assigns (collectively, the “Company Indemnities”) harmless from and against any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, assessments, actions, causes of action, suits, losses, diminution in the value of assets of the Company, compensatory, punitive, exemplary or consequential damages (including, without limitation, lost income and profits and interruptions of business), liabilities, costs, expenses, and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown or otherwise asserted against, imposed upon or incurred by Company Indemnities, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of (1) any conflict between Employee’s employment hereunder and any prior employment, duty, contract, express or implied agreement, order or restrictive covenant, or (2) any misrepresentation by Employee hereunder as to any facts which are the subject matter of any conflict or violation of any prior contract, agreement, order or restrictive covenant on the part of Employee.

ARTICLE 15

Notice to Future Employers

If Employee’s employment hereunder terminates for any reason, (i) Employee shall, during the twelve (12) months period after the effective date of such termination, inform any subsequent employers, business partners or colleagues of the existence and provisions of Articles 11.1 and 11.2 of this Employee Agreement and, if requested, provide a copy of such Articles of this Employee Agreement to any such employer, business partner or colleague; and the Company may, at any time, notify any future employer, business partner or colleague of Employee of the existence and provisions of Articles 11.1 and 11.2 of this Employee Agreement.

ARTICLE 16

Notices

Any notice given under this Employee Agreement to either party shall be made in writing.  Notices shall be deemed given when delivered by hand, document delivery service, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed to the party at the address set forth below.

Employee address:

John McHugh

3095 29th St.  #102
Boulder, CO  80301

Company address:

2825 Wilderness Place

Suite 900

Boulder, Colorado 80308

with a copy to:

Stigler Wussow, Ltd.

1123 Spruce St.

Boulder, CO  80302

Each party may designate a different address for receiving notices by giving written notice of the different address to the other party. The written notice of the different address will be deemed given when it is received by the other party.

ARTICLE 17

Binding Agreement

17.1.

Company’s Successors.  The rights and obligations of the Company under this Employee Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

17.2.

Employee’s Successors.  This Employee Agreement shall inure to the benefit and be enforceable by Employee’s personal representatives, legatees, and heirs. If Employee dies while amounts are still owed, such amounts shall be paid to Employee’s legatees or, if no such person or persons have been designated, to Employee’s estate.

ARTICLE 18

Waivers

The waiver by either party of a breach of any provision of this Employee Agreement shall not operate or be construed as a waiver of any subsequent breach.

ARTICLE 19

Entire Agreement

19.1.

No Other Agreements.  This instrument contains the entire agreement of the parties pertaining to the employment of Employee by the Company.  The parties have not made any agreements or representations, oral or otherwise, express or implied, pertaining to the employment of Employee by the Company other than those specifically included in this Employee Agreement.

19.2.

Prior Agreements. This Employee Agreement supersedes any prior employee agreements pertaining to or connected with or arising in any manner out of the employment of Employee by the Company. All such agreements are terminated and are of no force or effect whatsoever.

ARTICLE 20

Amendment of Agreement

No change or modification of this Employee Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company’s Board of Managers and signed by an officer specifically authorized to sign such documents.

ARTICLE 21

Severability of Provisions

If any provision of this Employee Agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Employee Agreement.

ARTICLE 22

Assignment of Agreement

Other than as otherwise provided for in this Employee Agreement, so long as Employee is an Employee pursuant to this Employee Agreement, the Company shall not assign this Employee Agreement without Employee’s prior written consent, which consent shall not be unreasonably withheld. Employee may not assign this Employee Agreement.

ARTICLE 23

Governing Law and Venue

 This Agreement shall be deemed to have been entered into by all parties within the State of Colorado and all questions regarding the validity and interpretation of this Employee Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely within Colorado without regard to choice of law provisions.  The sole and proper venue shall be Boulder, Colorado.

ARTICLE 24

Arbitration of Disputes

If a dispute arises out of or relates to this Employee Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

Signature Page Attached

IN WITNESS, the parties have executed this Employee Agreement in duplicate on the date and year first above written.

Employee,

/s/John McHugh

The Naked Edge, LLC

By: /s/John McHugh
John McHugh, its Member

Appendix A

Duties of Employee

Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board of Managers, the Chief Executive Officer, if appointed, shall have general supervision over the day-to-day business, operations, and affairs of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Managers.

Schedule 5.02(j)B
Employment Agreement

Lisa McHugh
President

EMPLOYEE AGREEMENT

THIS EMPLOYEE AGREEMENT made as of August 24, 2012, by and between The Naked Edge., a Colorado limited liability company (the “Company”); and Lisa McHugh (“Employee”).

WHEREAS, the Company wishes to employ Employee under the terms and conditions set forth and Employee wishes to be employed on these terms and conditions.

THEREFORE, in consideration of the agreements contained in this Employee Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

Employment

1.1.

Employment. The Company agrees to employ Employee, and Employee accepts employment with the Company, on and subject to the terms and conditions set forth in this Employee Agreement.

1.2.

Term.

This Agreement shall become effective upon execution hereof and remain in effect until cancelled by either party, which cancellation may be effected at any time upon ten days written notice; provided, however, that the Company may not terminate this Agreement other than for “Cause.”  For purposes of this Agreement, termination for “Cause” means termination by the Company of this Agreement by reason of the Employee’s fraud or misconduct that materially and adversely affects the Company, negligence in the performance of his or her duties, persistent failure to perform the duties as contemplated herein, conduct that discredits the Company, or material breach of the terms of this Agreement, provided in each case that the Employee has been provided written notice of the facts and circumstances alleged to constitute Cause hereunder and at least 10 days’ opportunity to cure the same.

ARTICLE 2

Duties

2.1.

Position and Duties. The Company agrees to employ Employee to act as its President. Employee shall be responsible for performing the duties as described on Appendix A, attached hereto and made a part hereof. Employee agrees that he will serve the Company faithfully and to the best of his ability during the term of employment, under the direction of the Board of Managers. The Company and Employee may from time to time change the nature of Employee’s duties and job title, with the written consent of both parties.

2.2.

Time Devoted to Work.  Employee agrees that he will devote all of the necessary business time, attention, and energies, as well as Employee’s best talents and abilities to the business of the Company in accordance with the Company’s instructions and directions.  Employee may engage in other business activities unrelated to the Company during the term of this Employee Agreement so long as such other business activities do not interfere with the terms and conditions of this Employee Agreement.

ARTICLE 3

Place of Employment

3.1.

Place of Employment.   Employee shall perform his duties under this Employee Agreement at 2825 Wilderness Place, Suite 900, Boulder, Colorado 80308.

ARTICLE 4

Compensation of Employee

4.1.

Base Compensation.  For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee 3% of Net Income (as defined below) from the commencement of the Term (as defined in Article 1).

For purposes of this agreement, “Net Income” means “net income” as defined in the Company’s Amended and Restated Limited Liability Company Operating Agreement (“Operating Agreement”); provided, however, that in the event the Company sustains a “Net Loss” for any fiscal quarter, as defined in the Operating Agreement, “Net Income” shall be adjusted to mean the Net Income of a fiscal quarter less any Net Loss for any previous fiscal quarter that was not already offset against any prior Net Income.

The base compensation shall be payable to Employee no later than 15 days following the closing of the applicable month that reflects Net Income, as adjusted pursuant to the above.

4.2.

 Reimbursement for Business Expenses.  Subject to the approval of the Company, the Company shall promptly pay or reimburse Employee for all reasonable business expenses incurred by Employee in performing Employee’s duties and obligations under this Employee Agreement, but only if Employee properly accounts for expenses in accordance with the Company’s policies.

4.3.

Benefits.  The Company shall provide Employee health insurance on the same terms as those provided to other Company employees.  For any period in which the Company has two or fewer total employees and has not yet established a formal employee health insurance program, the Company and Employee shall promptly negotiate in good faith the terms and coverage of a commercially reasonable health insurance plan for the Employee, which shall be paid for by the Company.

ARTICLE 5

Vacations and Other Paid Absences

5.1.

Vacation Days.  Employee shall be entitled to the same paid vacation days each calendar year during the term of this Employee Agreement as authorized by the Company for its other employees.

5.2.

Holidays.   Employee shall be entitled to the same paid holidays as authorized by the Company for its other employees.

5.3.

Sick Days and Personal Absence Days.  Employee shall be entitled to the same number of paid sick days and personal absence days as authorized by the Company for its other employees.

ARTICLE 6

Material Non-Public Information

Employee will be aware of "material non-public information" (as defined under applicable securities laws) regarding the Company and Mister Goody. Employee shall refrain from trading in securities of the Mister Goody while in possession of this information and to refrain from disclosing this information to anyone except as required in connection with its obligations pursuant to this Agreement.

ARTICLE 7

Intentionally Left Blank

ARTICLE 8

Intentionally Left Blank

ARTICLE 9

Termination of Employment

9.1.

Termination of Employment. Employee’s employment hereunder shall automatically terminate upon (i) his death; (ii) the expiration of the term of this Employee Agreement pursuant to Section 1.2; or (iii) Employee voluntarily leaving the employ of the Company.

Notwithstanding the above, if the Employee is terminated by the Company without cause, the Company shall be obligated to pay to Employee the compensation set forth in Article 4 hereof for the remainder of the term of this Employee Agreement.

ARTICLE 10

Confidential Information

10.1.

 Disclosures While Employed by the Company.  Employee acknowledges that, in performing the duties required by this Employee Agreement, Employee will be making use of,

acquiring and adding to the confidential and proprietary information of the Company and/or those persons or entities directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company (each an “Affiliate” and collectively, the “Affiliates”), which (i) is of a special nature and value, (ii) is not public information or is not generally known or available to the Company’s and/or the Affiliates’ competitors, (iii) is known only by the Company and/or the Affiliates and those of their respective employees, independent contractors, consultants, suppliers, customers or agents to whom such data and information must be confided in order to apply it to the uses intended, and (iv) relates to matters such as, but not limited to, the Company’s and the Affiliates’ respective methods of operation, internal structure, financial affairs, programs, software, equipment and techniques, existing and contemplated facilities, products and services, know-how, inventions, systems, devices (whether or not patentable), methods, ideas, procedures, manuals, confidential studies and reports, lists of suppliers and customers and prospective suppliers and customers, financial information and practices, plans, pricing, selling techniques, sales and marketing programs and methods, names, addresses and telephone numbers of the Company’s and/or the Affiliates’ suppliers and customers, credit and financial data of the Company’s and/or the Affiliates’ suppliers and customers, particular business requirements of the Company’s and/or the Affiliates’ suppliers and customers, special methods and processes involved in designing, producing and selling the Company’s and/or the Affiliates’ products and services, any other information related to the Company’s and/or the Affiliates’ suppliers and customers that could be used as a competitive advantage by the Company’s and/or the Affiliates’ competitors if revealed or disclosed to such competitors or to persons or entities revealing or disclosing same to such competitors, and all “trade secrets” (as that term is defined in C.R.S. § 7-74-102 as amended) of the Company and/or the Affiliates, all of which, together with any and all extracts, summaries and photo, electronic or other copies or reproductions, in whole or in part thereof, stored in whatever medium (including electronic or magnetic), shall be deemed the Company’s and/or the Affiliates’ exclusive property, as applicable, and shall be deemed to be “Confidential Information.”  Employee acknowledges that the Confidential Information has been and will continue to be of central importance to the business of the Company and the Affiliates, and that disclosure of it to, or its use by, others could cause substantial loss to the Company and the Affiliates.  In consideration of Employee’s employment hereunder, Employee agrees that, at all times during the term of this Employee Agreement, and (i) with respect to all Confidential Information constituting “trade secrets,” for so long thereafter as such Confidential Information continues to constitute “trade secrets;” and (ii) with respect to all Confidential Information not constituting “trade secrets,” for the period beginning on the last day of the term of this Employee Agreement and ending five (5) years thereafter, Employee shall not, directly or indirectly, use, divulge or disclose to any person or entity, other than those persons or entities employed or engaged by the Company who or which are authorized to receive such information, any of such Confidential Information, and Employee shall hold all of the Confidential Information confidential and inviolate and will not use such Confidential Information against the best interests of the Company or any of the Affiliates.

10.2.

Disclosures After Employment Terminates; Return of Records.  Employee acknowledges and agrees that all supplier, customer, employee and contractor files, contracts, agreements, financial books, records, instruments and documents, supplier and customer lists, memoranda, data, reports, sales documentation and literature, software, rolodexes, telephone and address books, letters, research, listings, and any other instruments, records or documents relating or pertaining to (i) the customers or suppliers of the Company and/or any of the Affiliates serviced by or serving the Company, any of the Affiliates or Employee, (ii) the duties performed hereunder by Employee, or (iii) the business of the Company and/or any of the Affiliates (collectively, the “Records”) shall at all times be and remain the exclusive property of the Company and/or the Affiliates, as applicable.  Upon termination of Employee’s employment hereunder for any reason whatsoever, Employee shall promptly return to the Company all Records (whether furnished by the Company or any of the Affiliates or prepared by Employee), and Employee shall neither make nor retain, nor allow any third party to make or retain, any photo, electronic or other copy or other reproduction of any of such Records after such termination.

10.3

Assignment of Inventions and Works Made for Hire.   Employee hereby irrevocably assigns and transfers, and agrees to assign and transfer, to the Company all of Employee’s right, title and interest in and to any and all Inventions and Works Made for Hire (each as hereinafter defined) made, generated or conceived by Employee at any time during the term of this Employee Agreement, whether alone or with the assistance of others, whether or not made, generated or conceived during normal business hours, and whether or not his employment with the Company is hereafter terminated for any reason whatsoever.  For purposes of this Employee Agreement, “Inventions” shall mean any and all discoveries, improvements, innovations, ideas, formulae, devices, systems, software programs, processes, products and any other creations similar thereto which pertain or relate to the Company’s primary business. For purposes of this Employee Agreement, “Works Made for Hire” shall mean any and all “work made for hire”, as that term is defined in Section 101 of the United States Copyright Law, Title 17 of the United States Code, as amended.  Upon the Company’s request, Employee will promptly execute and sign any and all applications, assignments, and other documents, and will promptly render all assistance, which may be reasonably necessary for the Company to obtain patent, copyright or any other form of intellectual property protection.

ARTICLE 11

Protective Covenants

Employee acknowledges that his specialized skills, abilities and contacts are important to the success of the Company, and agrees that he shall faithfully and strictly adhere to the following covenants:

11.1.

Non-competition. Employee acknowledges that by reason of the character and nature of the Company’s business activities and operations, and further by reason of the scope of the territory in which Employee will perform the services under this Employee Agreement, in order to protect the Company’s legitimate business interests it is necessary for Employee to agree not to engage in certain specified activities in such territory at any time during the term of this Employment Agreement and for a period of time thereafter. Employee also acknowledges that he possess the knowledge, skills and ability to obtain lucrative work with other businesses that do not constitute a Competing Business (as defined below).  Therefore, at all times during the term of this Employee Agreement, and for a period of twelve (12) months thereafter, Employee will not, directly or indirectly, within the Territory (as defined below), (a) for himself, in his capacity as a Competing Business, (b) as a consultant, manager, supervisor, employee or owner of a Competing Business (as defined below), or (c) as an independent contractor for a Competing Business, engage in any business in which Employee provides services which are the same as or substantially similar to the services Employee is providing hereunder. “Competing Business” shall mean any person, business or entity who or which sells, markets or distributes products and/or sells, furnishes or provides services substantially the same as those sold, marketed, distributed, furnished or supplied or expected to be sold, marketed, distributed, furnished or supplied by the Company during the term of this Employee Agreement. “Territory” shall mean the (i) the United States of America; (ii) any market area that the Company conducts its business; or (iii) any contemplated market area that the Company intends to conduct its business within the following twelve (12) months of the date of Employee’s termination. “Contemplated Market Area” shall mean any market area which the Company has evaluated, is evaluating, or expects to evaluate and the Company has a reasonable expectation that the Company will conduct business in such area. Employee agrees that he and the Company may amend the definition of “Territory” from and after the date hereof to reflect any significant contraction or expansion of the geographical area in which he performs the services hereunder.

11.2

Non-solicitation of Customers. Employee agrees that all customers whose relationships are managed by Employee, or with whom Employee has contact during the term of this Employee Agreement, are the Company’s customers, and that all fees and revenues produced from such relationships or contacts are the exclusive property of the Company.  Employee hereby waives and releases all claims and rights of ownership to such customer relationships, fees and revenues.  Furthermore, at all times during the term of this Employee Agreement and for a period of one (1) year thereafter, Employee will not directly or indirectly, on his own behalf or on behalf of any person, firm, partnership, association, corporation, business organization, entity or enterprise, solicit, call upon or attempt to solicit or call upon, any customer or prospective customer of the Company, or any representative of any customer or prospective customer of the Company, with a view to the sale or provision of any product or service competitive or potentially competitive with any product or service sold or provided, or under development, by the Company at any time during the shorter in duration of the term of this Employee Agreement and the last one (1) year thereof; provided that the restrictions set forth in this sentence shall apply only to customers or prospective customers of the Company, or representatives of customers or prospective customers of the Company, with which Employee had contact at any time during the shorter in duration of the term of this Employee Agreement and the last one (1) year thereof.

11.3

Non-solicitation of Employees and Independent Contractors.  At all times during the term of this Employee Agreement and for a period of one (1) year thereafter, Employee will not directly or indirectly solicit or encourage any employee or independent contractor of the Company to leave such employment or engagement with the Company, or directly or indirectly employ or engage in any capacity any former employee or independent contractor of the Company, unless such former employee or independent contractor of the Company shall have ceased to be so employed or engaged by the Company for a period of at least one (1) year immediately prior to such action by Employee.

ARTICLE 12

Construction

Employee acknowledges and agrees that the covenants and agreements contained in Articles 10 and 11 of this Employee Agreement are the essence of this Employee Agreement, and that each of such covenants and agreements is reasonable and necessary to protect and preserve the interests and business of the Company.  Employee further acknowledges and agrees that: (i) each of such covenants and agreements is separate, distinct and severable, not only from the other of such covenants and agreements, but also from the remaining provisions of this Employee Agreement, (ii) the unenforceability of any such covenants or agreements shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Employee Agreement, and (iii) in the event any court of competent jurisdiction or arbitrator, as applicable, determines, rules or holds that any such covenant or agreement hereof is overly broad or against the public policy of the state, then said court or arbitrator, as the case may be, is specifically authorized to reform and narrow said covenant or agreement to the extent necessary to make said reformed and narrowed covenant or agreement valid and enforceable to the maximum enforceable restriction permitted by law.

ARTICLE 13

Remedies

It is specifically understood and agreed that (i) any breach of any of the provisions of Article 10 or 11 of this Employee Agreement is likely to result in irreparable injury to the Company, (ii) the remedy at law alone will be an inadequate remedy for such breach, and (iii) in addition to any other remedy it may have for such breach, the Company shall be entitled to enforce the specific performance of this Employee Agreement by Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.  Notwithstanding any other provision of this Employee Agreement to the contrary, any and all obligations of the Company to pay any compensation to Employee for any reason shall cease and terminate upon the breach by Employee of any of the obligations of Employee under Articles 10 or 11 of this Employee Agreement.

ARTICLE 14

Existing Restrictive Covenants and Indemnification

Employee represents and warrants that (i) Employee is not a party to or subject to any outstanding contract, agreement or order whereby Employee is prohibited from entering into this Employee Agreement, or any outstanding restrictive covenant or noncompetition agreement which would interfere with or prevent Employee’s employment hereunder as contemplated by this Employee Agreement; (ii) Employee has performed any and all duties or obligations that he may have under any contract or agreement with a former Employer or other party, including, without limitation, the return of all confidential materials; and (iii) Employee is currently not in possession of any confidential materials or property belonging to any such former Employer or other party.  Employee acknowledges and agrees that he shall advise the Company in the event that his duties with the Company should be changed or enlarged in such a manner as to conflict with any such prior contract, agreement, order or restrictive covenant.  Without limitation on any other rights or remedies available to the Company with respect to Employee’s breach of his obligations hereunder, Employee shall defend, indemnify and hold the Company, the Affiliates, and each of their respective shareholders, officers, directors, employees, counsel, agents, affiliates and assigns (collectively, the “Company Indemnities”) harmless from and against any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, assessments, actions, causes of action, suits, losses, diminution in the value of assets of the Company, compensatory, punitive, exemplary or consequential damages (including, without limitation, lost income and profits and interruptions of business), liabilities, costs, expenses, and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown or otherwise asserted against, imposed upon or incurred by Company Indemnities, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of (1) any conflict between Employee’s employment hereunder and any prior employment, duty, contract, express or implied agreement, order or restrictive covenant, or (2) any misrepresentation by Employee hereunder as to any facts which are the subject matter of any conflict or violation of any prior contract, agreement, order or restrictive covenant on the part of Employee.

ARTICLE 15

Notice to Future Employers

If Employee’s employment hereunder terminates for any reason, (i) Employee shall, during the twelve (12) months period after the effective date of such termination, inform any subsequent employers, business partners or colleagues of the existence and provisions of Articles 11.1 and 11.2 of this Employee Agreement and, if requested, provide a copy of such Articles of this Employee Agreement to any such employer, business partner or colleague; and the Company may, at any time, notify any future employer, business partner or colleague of Employee of the existence and provisions of Articles 11.1 and 11.2 of this Employee Agreement.

ARTICLE 16

Notices

Any notice given under this Employee Agreement to either party shall be made in writing.  Notices shall be deemed given when delivered by hand, document delivery service, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed to the party at the address set forth below.

Employee address:

Lisa McHugh

3095 29th St.  #102
Boulder, CO  80301

Company address:

2825 Wilderness Place

Suite 900

Boulder, Colorado 80308

with a copy to:

Stigler Wussow, Ltd.

1123 Spruce St.

Boulder, CO  80302

Each party may designate a different address for receiving notices by giving written notice of the different address to the other party. The written notice of the different address will be deemed given when it is received by the other party.

ARTICLE 17

Binding Agreement

17.1.

Company’s Successors.  The rights and obligations of the Company under this Employee Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

17.2.

Employee’s Successors.  This Employee Agreement shall inure to the benefit and be enforceable by Employee’s personal representatives, legatees, and heirs. If Employee dies while amounts are still owed, such amounts shall be paid to Employee’s legatees or, if no such person or persons have been designated, to Employee’s estate.

ARTICLE 18

Waivers

The waiver by either party of a breach of any provision of this Employee Agreement shall not operate or be construed as a waiver of any subsequent breach.

ARTICLE 19

Entire Agreement

19.1.

No Other Agreements.  This instrument contains the entire agreement of the parties pertaining to the employment of Employee by the Company.  The parties have not made any agreements or representations, oral or otherwise, express or implied, pertaining to the employment of Employee by the Company other than those specifically included in this Employee Agreement.

19.2.

Prior Agreements. This Employee Agreement supersedes any prior employee agreements pertaining to or connected with or arising in any manner out of the employment of Employee by the Company. All such agreements are terminated and are of no force or effect whatsoever.

ARTICLE 20

Amendment of Agreement

No change or modification of this Employee Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company’s Board of Managers and signed by an officer specifically authorized to sign such documents.

ARTICLE 21

Severability of Provisions

If any provision of this Employee Agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Employee Agreement.

ARTICLE 22

Assignment of Agreement

Other than as otherwise provided for in this Employee Agreement, so long as Employee is an Employee pursuant to this Employee Agreement, the Company shall not assign this Employee Agreement without Employee’s prior written consent, which consent shall not be unreasonably withheld. Employee may not assign this Employee Agreement.

ARTICLE 23

Governing Law and Venue

 This Agreement shall be deemed to have been entered into by all parties within the State of Colorado and all questions regarding the validity and interpretation of this Employee Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely within Colorado without regard to choice of law provisions.  The sole and proper venue shall be Boulder, Colorado.

ARTICLE 24

Arbitration of Disputes

If a dispute arises out of or relates to this Employee Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

Signature Page Attached

IN WITNESS, the parties have executed this Employee Agreement in duplicate on the date and year first above written.

Employee,

/s/Lisa McHugh

The Naked Edge, LLC

By: /s/John McHugh
John McHugh, its Member

Appendix A

Duties of Employee

President. The President shall exercise the functions of the Chief Executive Officer of the Company during the absence or disability of the Chief Executive Officer and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Managers.

Schedule 5.03
Consulting Agreement

Mister Goody, Inc.

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICS AGREEMENT (the “Agreement”) is made and entered into as of this 24th day of August, 2012 (the “Effective Date”), by and between The Naked Edge, LLC, a Colorado limited liability corporation (the “Company”) and Mister Goody, Inc. (“Consultant”). The Company and the Consultant may each be referred to herein as a “Party” and together as the “Parties.”

WITNESSETH:

WHEREAS, the  Company requires assistance with various matters pertaining to the operations of the Company;

WHEREAS, the Company desires to engage Consultant and Consultant desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.

Appointment and Engagement.

The Company hereby appoints and engages Consultant and Consultant accepts such appointment and engagement as described herein.

2.

Description of Services.

The consulting services covered by this Agreement (collectively, the “Services”) are described in detail on Exhibit A attached hereto. Subject to the specific limitations imposed herein and those resulting from the nature of the Services to be performed, the Consultant will exercise independent professional judgment in determining the method, details, and means of performing the Services.  The Company does not propose to exercise any control over the method and manner of providing the Services.  The Consultant will endeavor to perform the Services within a reasonable period of time, except for delays occasioned by factors beyond the Consultant’s control, by factors not reasonably foreseeable, or by factors initiated by the Company. Consultant’s duties hereunder are non-assignable.

3.

Compensation

The Company will compensate the Consultant for the Services pursuant to the terms set forth on Exhibit B attached hereto.  Except as otherwise set forth on Exhibit B, invoices will be sent to the Company quarterly and shall be due within 30 days of the billing date indicated therein.

4.

 Covenants of Consultant.

In addition to the representation, warranties and covenants provided elsewhere in this document, the Consultant shall: (a) maintain all non-public information in confidence and will return any documents or information identified as confidential at the termination or conclusion (for any reason whatsoever) of this engagement; and (b) while in possession of non-public information about the Company, not, nor will he/she cause others to, trade the equity or debt of the Company privately or on any public marketplace that develops for the Company’s equity or debt.

5.

Term of Agreement.

This Agreement shall become effective upon execution hereof and remain in effect until cancelled by either party, which cancellation may be effected at any time upon ten days written notice; provided, however, that the Company may not terminate this Agreement other than for “Cause.”  For purposes of this Agreement, termination for “Cause” means termination by the Company of this Agreement by reason of the Consultant’s fraud or misconduct that materially and adversely affects the Company, negligence in the performance of Services, persistent failure to perform the Services as contemplated herein, conduct that discredits the Company, or material breach of the terms of this Agreement, provided in each case that the Consultant has been provided written notice of the facts and circumstances alleged to constitute Cause hereunder and at least 10 days’ opportunity to cure the same.

6.

Trade Secrets/Intellectual Property Rights.

(i)

Consultant agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold Company’s Proprietary Information (as defined below) in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining Company’s express written consent on a case-by-case basis. By way of illustration but not limitation “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Company. Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Company Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Consultant from a third party without confidential limitations; (3) it has been independently developed for Consultant by personnel or agents having no access to the Company Proprietary Information; or (4) it was known to Consultant prior to its first receipt from Company.

(ii)

Consultant understands that Company has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes. Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or to use, except in connection with Consultant’s work for Company, Third Party Information unless expressly authorized in writing by an officer of Company.

(iii)

Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant’s obligations under this Agreement or the scope of services rendered for Company. Consultant warrants that to the best of his/her knowledge, there is no other existing contract or duty on Consultant’s part inconsistent with this Agreement. Consultant further agrees not to disclose to Company, or bring onto Company’s premises, or induce Company to use any confidential information that belongs to anyone other than Company or Consultant.

(iv)

As used in this Agreement, the term “Work Product” means any Invention  and Works Made for Hire (as hereinafter defined), whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works, information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers. Consultant agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Consultant in the course of any work performed for Company herein or otherwise (“Company Work Product”).  For purposes of this Agreement, “Works Made for Hire” shall mean any and all “work made for hire”, as that term is defined in Section 101 of the United States Copyright Law, Title 17 of the United States Code, as amended. Consultant acknowledges that all original works of authorship which are made by Consultant (solely or jointly with others), within the scope of Consultant’s work for the Company and which are protectable by copyright, shall be Works Made for Hire.

(v)

Consultant irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Consultant retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product.  Upon the Company’s request, Consultant will promptly execute and sign any and all applications, assignments, and other documents, and will promptly render all assistance, which may be reasonably necessary for the Company to obtain patent, copyright or any other form of intellectual property protection.

7.

Non-Solicitation.

Consultant agrees that Consultant will not, at any time within a period of twelve (12) months after the termination of this Agreement, solicit, either directly or indirectly, any employee of the Company who was such at the time of Consultant's employment hereunder.  If the provisions of this section should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

8.

Representations and Warranties/Indemnification

Consultant hereby represents and warrants that (a) the Company Work Product will be an original work of Consultant and any third parties will have executed assignment of rights reasonably acceptable to Company; (b) neither the Company Work Product nor any element thereof will infringe the Intellectual Property Rights of any third party; (c) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Consultant will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to third parties; (e) Consultant has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Consultant will take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company’s property) during the term of this Agreement; (g) Consultant agrees to abide by any and all rules, policies and procedures as communicated to Consultant by the Company; (h) to the extent required by law, the services to be performed pursuant to this Agreement shall be performed by individuals duly licensed and authorized by law to perform such services.

Consultant will indemnify and hold harmless Company, its officers, directors, employees, members, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) which result from a breach or alleged breach of any representation or warranty of Consultant (a “Claim”) set forth herein, provided that Company gives Consultant written notice of any such Claim and Consultant has the right to participate in the defense of any such Claim at its expense. From the date of written notice from Company to Consultant of any such Claim, Company shall have the right to withhold from any payments due Consultant under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for Consultant’s obligations hereunder.

9.

Independent Contractor/Taxes.

The Consultant is not an agent or employee of the Company.  Consultant is solely obligated to formally report as his/her income all compensation received from Company for Consultant's services. Consultant agrees to indemnify Company and hold it harmless to the extent Consultant is alleged or determined to be obligated or liable to pay any tax, including but not limited to payroll, FICA and social security withholding, and unemployment, disability and/or worker's compensation insurance or similar item in connection with any payment made to Consultant. Consultant shall not be entitled to compensation from Company except as set forth in this Agreement and in no event shall Consultant be entitled to any fringe benefits available to employees of Company. Consultant waives any rights Company may now or in the future have in such fringe benefits even if Consultant is later deemed a "common law employee."

10.

Notices

Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

The Naked Edge, LLC

2825 Wilderness Place, Suite 900
Boulder, Colorado 80308

If to Consultant:

Mister Goody, Inc
7877 Emerald Winds Circle
Boynton Beach, Florida 33473

11.

Law and Arbitration

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.  All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Boulder County, Colorado under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein).  This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction.  Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA.  Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable.  The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution.  In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations.  The parties shall have reasonable discovery rights as determined by the arbitration.  The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.  The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

12.

Miscellaneous

(i)

Non-Public Information and Insider Trading. Consultant agrees to maintain all material non-public information in confidence and while in possession of material non-public information about the Company, will not, nor will he cause others to, trade the equity or debt of the Company or its parent company, privately or on any public marketplace that develops for the Company or its parent company’s equity or debt.

(ii)

Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(iii)

Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(iv)

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(v)

Waiver. The waiver of any term or condition contained in this Agreement by any Party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

(vi)

Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(vii)

Presumption Against Scrivener. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

(viii)

Attorney’s Fees. In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

(ix)

Authority. Both the Consultant and the Company have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Managers of the Company.  This Agreement has been duly executed and delivered and is the valid and binding obligation of the Consultant and the Company and is enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights.

(x)

Survivability. Unless otherwise stated herein, the representations, warranties and covenants of the Consultant contained in this Agreement shall survive the date of this Agreement and, notwithstanding the completion or termination of this Agreement for a period of two (2) years following the date of this Agreement.

(xi)

Assignment.  The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that as the Company has specifically contracted for the services to be provided by the Consultant hereunder, the Consultant may not assign or delegate the Consultant’s obligations under this Agreement either in whole or in part without the prior written consent of the Company.

(xii)

No Joint Venture. Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor.

(xiii)

Entire Agreement; Modifications.  Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the Parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to the Consultant from the Company.  All modifications to the Agreement must be in writing and signed by each of the Parties hereto.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

COMPANY:	CONSULTANT:

The Naked Edge, LLC	Mister Goody, Inc.

/s/ John McHugh	/s/Joel Arberman
By: John McHugh, Member	Joel Arberman,
Chief Executive Officer of Mister Goody, Inc.

EXHIBIT A

SCOPE OF SERVICES

Subject to the terms and conditions of this Agreement, the Company hereby appoints the Consultant its nonexclusive agent to assist the Company by  providing advice regarding all aspects of the Company’s business and operations with a view towards enhancing long term growth, profitability and corporate value (collectively, the “Services”).

The Consultant will report to the Company’s Board of Managers.

The Company will not control in any way the methods used by the Consultant in performing the Services. Consultant shall perform the services necessary to complete his/her duties hereunder in a timely and professional manner consistent with industry standards, and at a location, place and time which Consultant deems appropriate. The Consultant will at all times, and at the Consultant’s own expense, maintain all facilities, equipment, and instrumentalities required to perform the Services, including without limitation, office space, computer, printer, internet connection, facsimile, paper, office supplies and telephone.

Consultant agrees to use best efforts to segregate work performed under this Agreement from all work done at, or for, any such other person, company, corporation, other commercial enterprise, and/or other institution.

Consultant agrees to comply with all applicable laws and regulations relating to its performance of services pursuant to this Agreement.

The Company shall provide the Consultant with access to any online systems provided by third-parties used to monitor sales and inventory.

EXHIBIT B

COMPENSATION AND EXPENSES

1.

Cash Compensation.

From the effective date herein, the Company agrees to pay the Consultant5 % of the Net-Income (as defined below) once the Company generates a Net-Income in excess of $300,000 in any calendar year.

For purposes of this agreement, “Net Income” means “net income” as defined in the Company’s Amended and Restated Limited Liability Company Operating Agreement (“Operating Agreement”); provided, however, that in the event the Company sustains a “Net Loss” for any fiscal quarter, as defined in the Operating Agreement, “Net Income” shall be adjusted to mean the Net Income of a fiscal quarter less any Net Loss for any previous fiscal quarter that was not already offset against any prior Net Income.

The Consultant shall not be paid a fee for any calendar quarter in which the Company sustains a Net-Loss and shall not be paid a fee until the Company generates Net-Income in an amount sufficient to offset any previous Net-Loss.

Notwithstanding the foregoing, if the Company terminates the Agreement for Cause, the Consultant will not be entitled to, and hereby waives any right to receive, any accrued cash compensation hereunder.

2.

Expense Reimbursement.

The Company agrees to reimburse the Consultant, within ten business days of presentment of receipts in support thereof, for all pre-approved reasonable, ordinary and necessary travel and business expenses incurred by the Consultant in conjunction with the Consultant’s services to the Company, consistent with the Company’s standard reimbursement policy.

Exhibit B
John McHugh Employment Agreement

Reference Schedule 5.02(i)A above.

Exhibit C
Lisa McHugh Employment Agreement

Reference Schedule 5.02(i)B above.

Exhibit D
Mister Goody Consulting Agreement

Reference Schedule 5.03 above.

SCHEDULES

Schedule 3.04(a)

Authorized ownership interest of Naked Edge:

Name	Ownership Interest
John McHugh	50%
Lisa McHugh	50%
Total	100%

Schedule 3.06(a)

Naked Edge Financial Statements

(attached)

Schedule 3.06(b)

Outstanding debt consists exclusively of a loan to the Company from Dave and Dawn Goode, in the amount of $10,500.00 for the purchase of a food dehydrator, as evidenced by an unsecured promissory note dated March 15, 2012 (both note and receipt are attached).

Schedule 3.08

None.

Schedule 3.09(a)

All registered Naked Edge IP and applications to register Naked Edge IP (which are owned by Naked Edge):

Federal U.S. Trademark Applications
U.S. Ser. No. 85625571	VEGGIE-GO’S (see attached) Status: Pending assignment to examining attorney.
U.S. Ser. No. 85389214

THE NAKED EDGE (see attached)

Status:  Action on the TM application has been suspended pending either registration or abandonment of three earlier-filed TM applications by a third-party.  Per guidance received from USPTO, if one or more of these earlier-filed marks is registered, then THE NAKED EDGE may be refused registration under Section 2(d) because of a likelihood of confusion with the earlier-filed marks.

Internet Domain Names
nakededgesnacks.com veggiegos.com veggie-gos.com

Schedule 3.09(b)

None.

Schedule 3.09(c)

None.

Schedule 3.10

None.

Schedule 3.12

Material Contracts:

•

Lease for kitchen – see Schedule 3.18(a)

•

Promissory Note – see Schedule 3.06(b)

Schedule 3.13(a)

None.

Schedule 3.18(a)

Real property leased, licensed or rented by Naked Edge:

•

Lease for kitchen (see attached)

Schedule 3.18(c)

Personal property that is not owned by Naked Edge but is used for the business includes the following items which are owned by John and Lisa McHugh, and not the Company:

•

Car

•

Scooter

•

1 personal computer

Schedule 3.18(e)

None.